Exhibit 4.14

EXECUTION VERSION

INTERCREDITOR AGREEMENT

among

HOME INNS & HOTELS MANAGEMENT INC.

AS BORROWER

THE BORROWER AND CERTAIN SUBSIDIARIES THEREOF

AS ORIGINAL DEBTORS AND INTRA-GROUP LENDERS

BNP PARIBAS HONG KONG BRANCH

CHINATRUST COMMERCIAL BANK, LTD.

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

CREDIT SUISSE AG, SINGAPORE BRANCH

JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH

NATIXIS, HONG KONG BRANCH

SHINHAN ASIA LIMITED

AS MANDATED LEAD ARRANGERS

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED

AS LEAD ARRANGER

THE HEDGE COUNTERPARTIES PARTY HERETO

and

BNP PARIBAS HONG KONG BRANCH

AS FACILITY AGENT AND SECURITY AGENT

US$240,000,000 SENIOR SECURED CREDIT FACILITY

Schedules	Page

Schedule 1 – Form of Debtor Accession Letter	1

Schedule 2 – Form of Creditor/Agent Accession Undertaking	1

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INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT is dated as of September 29, 2011 and made by and among:

(1)	HOME INNS & HOTELS MANAGEMENT INC., a Cayman Islands company (the “Borrower”);

(2)	the Borrower and each other Person that is a Guarantor as of the date of this Agreement (each as an “Original Debtor” and an “Intra-Group Lender”);

(3)	BNP PARIBAS HONG KONG BRANCH, CHINATRUST COMMERCIAL BANK, LTD., CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, CREDIT SUISSE AG, SINGAPORE BRANCH, JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH, NATIXIS, HONG KONG BRANCH and SHINHAN ASIA LIMITED as mandated lead arrangers (the “Mandated Lead Arrangers”);

(4)	INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED, as lead arranger (the “Lead Arranger”);

(5)	the FINANCIAL INSTITUTIONS named on the signing pages as Hedge Counterparties (if any, as of the date of this Agreement);

(6)	BNP PARIBAS HONG KONG BRANCH as security agent for the Secured Parties (the “Security Agent”); and

(7)	BNP PARIBAS HONG KONG BRANCH as facility agent for the Senior Lenders (the “Facility Agent”).

RECITALS

WHEREAS:

A.	The Borrower, each of the other Guarantors, the lending institutions specified therein as the Lenders, the Agents, the Mandated Lead Arrangers and the Lead Arranger have entered into the Credit Agreement, pursuant to which the Term Loans will be provided to the Borrower.

B.	Each Intra-Group Lender intends that all of the Intra-Group Liabilities that are owed to it or become due at any time shall be fully subordinated and junior in right of payment to the Secured Obligations owed to the Secured Parties.

C.	The Senior Lenders and the Senior Hedge Counterparties intend that all of the obligations and liabilities of each Group Member arising out of or under (i) the Credit Agreement and the other Credit Documents; and (ii) the Senior Hedging Agreements will, in each case, be senior secured obligations of such Group Member, ranking pari passu as between each other in all respects.

D.	The Borrower intends that all of the obligations and liabilities of each Group Member arising out of or under the Junior Hedging Agreements (if any) will be unsecured unsubordinated obligations of such Group Member, ranking pari passu with all of such Group Member’s other unsecured and unsubordinated obligations.

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E.	It is a condition precedent to the disbursement of the Term Loans that the Borrower and each other Guarantor have entered into this Agreement.

F.	In order to induce the Senior Lenders to extend credit, make the Term Loans and provide other financial accommodations to the Borrower, each Debtor and each Intra-Group Lender has agreed to the intercreditor and other provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each of the parties hereto agrees as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“1992 ISDA Master Agreement” means the Master Agreement (Multicurrency Cross Border) as published by the International Swaps and Derivatives Association, Inc.

“2002 ISDA Master Agreement” means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.

“Acceleration Event” means the Facility Agent exercising any of its rights under Section 8.1 of the Credit Agreement.

“Agent Liabilities” means the Liabilities owed by any Debtor to the Facility Agent or Security Agent under the Debt Documents.

“Aggregate Hedged Amount” means, in relation to a Hedge Counterparty, the aggregate of the notional amounts hedged by the relevant Debtors under each Hedging Agreement that is an interest rate or foreign currency hedge transaction and to which such Hedge Counterparty is party.

“Arranger Liabilities” means the Liabilities owed by the Debtors to the Mandated Lead Arrangers and the Lead Arranger under the Debt Documents.

“Borrowing Liabilities” means, in relation to a Group Member, the liabilities (not being Guarantee Liabilities) it may have as a principal debtor to a Creditor or Debtor in respect of Indebtedness arising under the Debt Documents (whether incurred solely or jointly and including liabilities as a Borrower under and as defined in the Credit Documents).

“Close-Out Netting” means:

(a)	in respect of a Hedging Agreement based on a 1992 ISDA Master Agreement, any step involved in determining the amount payable in respect of an Early Termination Date (as defined in the 1992 ISDA Master Agreement) under section 6(e) of the 1992 ISDA Master Agreement before the application of any subsequent Set-off (as defined in the 1992 ISDA Master Agreement);

(b)	in respect of a Hedging Agreement based on a 2002 ISDA Master Agreement, any step involved in determining an Early Termination Amount (as defined in the 2002 ISDA Master Agreement) under section 6(e) of the 2002 ISDA Master Agreement; and

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(c)	in respect of a Hedging Agreement based on any other ISDA Master Agreement, any step involved on a termination of the hedging transactions under such Hedging Agreement pursuant to any provision of such Hedging Agreement that has a similar effect to either provision referenced in paragraph (a) and paragraph (b) above.

“Common Assurance” means any guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, the benefit of which (however conferred) is, to the extent legally possible and subject to any Agreed Security Principles, given to all the Secured Parties in respect of their Liabilities.

“Common Currency” means US$.

“Common Currency Amount” means, in relation to an amount, such amount converted (to the extent not already denominated in the Common Currency) into the Common Currency at the Security Agent’s Spot Rate of Exchange on the Business Day prior to the relevant calculation.

“Common Transaction Security” means any Transaction Security that is created in favor of the Security Agent for the benefit of the Secured Parties in respect of the Secured Liabilities and that ranks (or is intended or purported to rank) in the order of priority contemplated in Section 2.2.

“Consent” means any consent, approval, release or waiver or agreement to any amendment.

“Credit Agreement” means the US$240,000,000 Credit Agreement made by and among, inter alios, the Borrower and the Senior Lenders and dated as of September 26, 2011.

“Credit Participation” means, in relation to a Primary Creditor, the aggregate of:

(a)	its Term Loan Exposure (after application of Section 10.6(i) of the Credit Agreement); and

(b)	in respect of any hedging transaction of such Primary Creditor under any Hedging Agreement that has, as of the date the calculation is made, been terminated or closed out in accordance with the terms of this Agreement, the net amount, if any, payable to it under such Hedging Agreement in respect of such termination or close-out as of the date of termination or close-out (and before taking into account any interest accrued on such amount since the date of termination or close-out) to the extent such amount remains unpaid after the date on which it becomes due and payable (such amount to be certified by the relevant Primary Creditor and as calculated in accordance with the relevant Hedging Agreement); and

(c)	after the Senior Lender Discharge Date only, in respect of any hedging transaction of such Primary Creditor under any Hedging Agreement that has, as of the date the calculation is made, not been terminated or closed out, the amount, if any, that would be payable to it under such Hedging Agreement in respect of such hedging transaction, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement), such amount, in each case, to be certified by the relevant Primary Creditor and as calculated in accordance with the relevant Hedging Agreement.

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The amount of any Credit Participation shall be calculated in accordance with Section 21.7.

“Credit Party” means the Borrower and its Subsidiaries that are party to this Agreement form time to time, including in the capacity of a Debtor or an Intra-Group Lender.

“Credit Related Close-Out” means any Permitted Hedge Close-Out that is not a Non-Credit Related Close-Out.

“Creditor/Agent Accession Undertaking” means:

(a)	an undertaking substantially in the form set forth in Schedule 2; or

(b)	an Assignment and Assumption (as defined in the Credit Agreement), as the context may require, or

(c)	in the case of an acceding Debtor that is expressed to accede as an Intra-Group Lender in the relevant Debtor Accession Letter, such Debtor Accession Letter.

“Creditors” means the Senior Lenders, the Hedge Counterparties and the Intra-Group Lenders.

“Debt Documents” means this Agreement, the Hedging Agreements, the Credit Documents (including the Collateral Documents), any agreement evidencing the terms of the Intra-Group Liabilities and any other document designated as such by the Security Agent and the Borrower.

“Debtor” means each Original Debtor and any Group Member that becomes a Party as a Debtor in accordance with the terms of Section 15.

“Debtor Accession Letter” means:

(a)	a letter substantially in the form set forth in Schedule 1 (Form of Debtor Accession Letter); or

(b)	(only in the case of a Group Member that is acceding as a guarantor under the Credit Agreement) a Counterpart Agreement (as defined in the Credit Agreement).

“Debtor Liabilities” means, in relation to a Group Member, any liabilities owed to any Debtor (whether actual or contingent and whether incurred solely or jointly) by such Group Member.

“Delegate” means any delegate, agent, subagent or attorney appointed by the Security Agent.

“Disposal Proceeds” has the meaning given to such term in Section 11.

“Distress Event” means any of:

(a)	an Acceleration Event; or

(b)	the enforcement of any Transaction Security.

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“Distressed Disposal” means a Disposal of an asset of a Group Member that is being effected:

(a)	at the request of the Majority Primary Creditors in circumstances where the Transaction Security has become enforceable;

(b)	by way of the enforcement of the Transaction Security; or

(c)	by a Debtor after the occurrence of a Distress Event to a Person that is not a Group Member.

“Enforcement Action” means:

(a)	in relation to any Liabilities:

(i)	the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Senior Lender to perform its obligations under, or of any voluntary or mandatory prepayment arising under, the Debt Documents);

(ii)	the making of any declaration that any Liabilities are payable on demand;

(iii)	the making of a demand in relation to a Liability that is payable on demand (other than, in relation to Intra-Group Liabilities, the making of a demand that is not otherwise prohibited under the Credit Agreement to the extent that the payment of such Liability gives effect to a Permitted Payment);

(iv)	the making of any demand against any Group Member in relation to any Guarantee Liabilities of such Group Member;

(v)	the exercise of any right to require any Group Member to acquire any Liability (including exercising any put or call option against any Group Member for the redemption or purchase of any such liability);

(vi)	the exercise of any right of set-off, account combination or payment netting against any Group Member in respect of any Liabilities other than the exercise of any such right:

(A)	as Close-Out Netting by a Hedge Counterparty;

(B)	as Payment Netting by a Hedge Counterparty;

(C)	as Inter-Hedging Agreement Netting by a Hedge Counterparty; and

(D)	that is not otherwise prohibited under the Credit Agreement to the extent that the exercise of such right gives effect to a Permitted Payment; and

(vii)	the suing for, commencing or joining of any legal or arbitration proceedings against any Group Member to recover any Liabilities;

(b)	the premature termination or close-out of any hedging transaction under any Hedging Agreement;

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(c)	the taking of any steps to enforce or require the enforcement of any Transaction Security;

(d)	the entering into of any composition, compromise, assignment or arrangement with any Group Member that owes any Liabilities, or has given any Security, guarantee or indemnity or other assurance against loss in respect of such Liabilities (other than any action permitted under Section 15 or any such action in the ordinary course of business (and not in the context of a Bankruptcy Event)); or

(e)	the occurrence of a Bankruptcy Event in relation to any Material Group Member that owes any Liabilities, or has given any Transaction Security, guarantee, indemnity or other assurance against loss in respect of any of such Liabilities, except that the following shall not constitute Enforcement Action:

(i)	the taking of any action falling within paragraphs (a)(vii) or (e) above that is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods; or

(ii)	a Hedge Counterparty bringing legal proceedings against any Person solely for the purpose of:

(A)	obtaining injunctive relief (or any analogous remedy) to restrain any actual or putative breach of any Debt Document to which it is party;

(B)	obtaining specific performance (other than specific performance of an obligation to make a payment) with no claim for damages; or

(C)	requesting judicial interpretation of any provision of any Debt Document to which it is party with no claim for damages; or

(iii)	any (full or partial) waiver, cancellation, novation or conversion into equity of any Intra-Group Liabilities that is not otherwise prohibited under the Credit Agreement or this Agreement.

“Final Discharge Date” means the first date on which (a) the Senior Lender Discharge Date has occurred; and (b) all Senior Hedging Liabilities have been indefeasibly paid in full in cash, whether or not as the result of an enforcement, and the Hedge Counterparties are under no further obligation to provide financial accommodation to any of the Debtors under the Debt Documents.

“Guarantee Liabilities” means, in relation to a Group Member, the liabilities under the Debt Documents (present or future, actual or contingent and whether incurred solely or jointly) it may have to a Creditor or Debtor as or as a result of its being a guarantor or surety (including liabilities arising by way of guarantee, indemnity, contribution or subrogation and in particular any guarantee or indemnity arising under or in respect of the Credit Documents), and without double-counting.

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“Hedge Counterparty” means a Senior Hedge Counterparty or a Junior Hedge Counterparty.

“Hedge Counterparty Obligations” means the Senior Hedge Counterparty Obligations or the Junior Hedge Counterparty Obligations.

“Hedge Excess” means the amount by which the Total Interest Rate Hedged Amount or the Total Currency Hedged Amount exceeds the Permitted Maximum Hedged Amount.

“Hedge Proportion” means, in relation to a Hedge Counterparty and such Hedge Counterparty’s Aggregate Hedged Amount, the proportion (expressed as a percentage) borne by such Hedge Counterparty’s Aggregate Hedged Amount to the Total Interest Rate Hedged Amount or the Total Currency Hedged Amount (as applicable).

“Hedging Agreement” means any interest rate or foreign currency swap, collar, cap, hedging or other similar agreement or arrangement for the purposes of hedging interest rate or foreign currency risks (including any futures contract, option contract or synthetic cap with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection therewith.

“Hedging Liabilities” means Senior Hedge Liabilities or Junior Hedge Liabilities.

“Impaired Hedge Counterparty” means a Hedge Counterparty at any time when:

(a)	(to the extent the relevant Hedging Agreement is based on the 2002 ISDA Master Agreement), an event of default has occurred with respect to such Hedge Counterparty pursuant to section 5(a)(ii)(2) of the 2002 ISDA Master Agreement;

(b)	an event of default has occurred with respect to such Hedge Counterparty pursuant to section 5(a)(i) of the 2002 ISDA Master Agreement or, as the case may be, the 1992 ISDA Master Agreement;

(c)	an event of default has occurred with respect to such Hedge Counterparty pursuant to section 5(a)(vii) of the 2002 ISDA Master Agreement or, as the case may be, the 1992 ISDA Master Agreement or any other ISDA Master Agreement; or

(d)	(if such Hedge Counterparty is also a Senior Lender) it is a Defaulting Lender,

unless, in the case of any of paragraphs (a) to (c) above, the relevant Hedging Agreement provides that such event of default shall not apply to such Hedge Counterparty or, without prejudice to the forgoing, in the case of paragraph (a) above:

(i)	payment is made within any applicable grace period;

(ii)	such Hedge Counterparty is disputing in good faith whether it is contractually obliged to make the payment in question; or

(iii)	such Hedge Counterparty is exercising its rights under such Hedging Agreement, to the extent not otherwise in conflict with this Agreement.

“Intercreditor Amendment” means any amendment or waiver that is subject to Section 21.

“Inter-Hedging Agreement Netting” means the exercise of any right of set-off, account combination, close-out netting or payment netting (whether arising out of a cross agreement netting agreement or otherwise) by a Hedge Counterparty against liabilities owed to a Debtor by such Hedge Counterparty under a Hedging Agreement in respect of Hedging Liabilities owed to such Hedge Counterparty by such Debtor under another Hedging Agreement.

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“Intra-Group Lenders” means each Group Member that has made a loan available to, granted credit to or made any other financial arrangement or accommodation having similar effect with another Group Member and that is named on the signing pages as an Intra-Group Lender (if any, at the date of this Agreement) or that becomes a party as an Intra-Group Lender in accordance with the terms of Section 15.

“Intra-Group Liabilities” means the Liabilities owed by any Group Member to any of the Intra-Group Lenders, which Liabilities for the avoidance of doubt must be unsecured.

“ISDA Master Agreement” means a 1992 ISDA Master Agreement or a 2002 ISDA Master Agreement or any other ISDA master agreement that is a successor to the foregoing; and if such other ISDA master agreement is used, then section and clause referenced herein to the 1992 ISDA Master Agreement or a 2002 ISDA Master Agreement shall be deemed to be to the same relevant section of the other ISDA master agreement.

“Junior Hedge Counterparty” means any Person (other than a Debtor or Senior Hedge Counterparty) that is party to a Junior Hedging Agreement.

“Junior Hedge Counterparty Obligations” means the obligations owed by any Junior Hedge Counterparty to the Debtors under or in connection with the Junior Hedging Agreements.

“Junior Hedging Agreement” means any Hedging Agreement entered into by a Debtor other than a Senior Hedging Agreement.

“Junior Hedging Liabilities” means the liabilities and obligations owed by any Debtor to the Junior Hedge Counterparties under or in connection with the Junior Hedging Agreements.

“Liabilities” means all present and future liabilities and obligations at any time of any Group Member to the Creditors, the Agents, the Mandated Lead Arrangers and the Lead Arranger under the Debt Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)	any refinancing, deferral or extension;

(b)	any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c)	any claim for damages or restitution; and

(d)	any claim as a result of any recovery by any Debtor of a Payment on the grounds of preference,

and any amounts that would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings.

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“Liabilities Acquisition” means, in relation to a Person and to any Liabilities, a transaction where such Person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

the rights and benefits in respect of those Liabilities.

“Majority Senior Lenders” has the meaning given to the term “Majority Lenders” in the Credit Agreement after the application of Section 2.21 and Section 10.6(i) of the Credit Agreement.

“Majority Primary Creditors” means, at any time, any Primary Creditors whose Credit Participations at such time aggregate more than 66.67% of the total Credit Participations of all Primary Creditors at such time.

“Mandatory Prepayment” means a mandatory prepayment of any of the Senior Lender Liabilities pursuant to Section 2.10 of the Credit Agreement.

“Non-Credit Related Close-Out” means a Permitted Hedge Close-Out described in any of paragraphs (a)(i), (a)(iii) or (a)(viii) of Section 4.10.

“Original Debtors” means the Borrower and other Group Members listed on Appendix B to the Credit Agreement.

“Other Liabilities” means, in relation to a Group Member, any liabilities or obligations (not being Borrowing Liabilities or Guarantee Liabilities) it may have to an Intra-Group Lender or Debtor.

“Party” means a party to this Agreement.

“Payment” means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations).

“Payment Netting” means in respect of a Hedging Agreement based on an ISDA Master Agreement, netting under section 2(c) of the relevant ISDA Master Agreement.

“Permitted Hedge Close-Out” means, in relation to a hedging transaction under a Hedging Agreement, a termination or close out of such hedging transaction that is permitted pursuant to Section 4.10.

“Permitted Hedge Payments” means the Payments permitted by Section 4.3.

“Permitted Intra-Group Payments” means the Payments permitted by Section 5.2.

“Permitted Maximum Hedged Amount” means an amount equal to the Term Loan Exposure.

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“Permitted Payment” means a Permitted Hedge Payment, a Permitted Intra-Group Payment, or a Permitted Senior Lender Payment.

“Permitted Senior Lender Payments” means the Payments permitted by Section 3.1.

“Primary Creditors” means the Senior Lenders and the Senior Hedge Counterparties.

“Primary Creditor Liabilities” means the Senior Lender Liabilities and the Senior Hedging Liabilities.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Collateral.

“Recoveries” has the meaning given to such term in Section 12.1.

“Relevant Liabilities” means:

(a)	in the case of a Creditor:

(i)	the Arranger Liabilities owed to a Mandated Lead Arranger and the Lead Arranger ranking (in accordance with the terms of this Agreement) pari passu with or in priority to such Creditor;

(ii)	the Common Currency Amount of the Liabilities owed to Creditors ranking (in accordance with the terms of this Agreement) pari passu with or in priority to such Creditor (as the case may be) together with all Agent Liabilities owed to the Facility Agent; and

(iii)	all present and future liabilities and obligations, actual and contingent, of the Debtors to the Security Agent; and

(b)	in the case of a Debtor, the Liabilities owed to the Creditors together with the Agent Liabilities owed to the Facility Agent of those Creditors, the Arranger Liabilities and all present and future liabilities and obligations, actual and contingent, of the Debtors to the Security Agent.

“Secured Obligations” means all the Liabilities and all other present and future obligations at any time due, owing or incurred by each Group Member or other Credit Party to any Secured Party under the Credit Documents (including the Senior Hedging Agreements), both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

“Secured Parties” means the Security Agent, any Receiver or Delegate and each of the Facility Agent, the Mandated Lead Arrangers, the Lead Arranger and the Primary Creditors from time to time but, in the case of the Facility Agent, a Mandated Lead Arranger, the Lead Arranger or a Primary Creditor, only if it is a party to this Agreement or (in the case of an Agent or a Primary Creditor) has acceded to this Agreement, in the appropriate capacity, pursuant to Section 15.8.

“Security Agent’s Spot Rate of Exchange” means, in respect of the conversion of one currency (the “First Currency”) into another currency (the “Second Currency”) the Security Agent’s spot rate of exchange for the purchase of the Second Currency with the First Currency in the Hong Kong foreign exchange market at or about 11:00 am (Hong Kong time) on a particular day, which shall be notified by the Security Agent in accordance with paragraph (d) of Section 13.7.

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“Security Documents” means:

(a)	each of the Collateral Documents;

(b)	any other document entered into at any time by any of the Debtors creating any guarantee, indemnity, Lien or other assurance against financial loss in favor of any of the Secured Parties as security for any of the Secured Obligations; and

(c)	any Lien granted under any covenant for further assurance in any of the documents set forth in paragraphs (a) and (b) above.

“Security Property” means:

(a)	the Collateral;

(b)	all obligations expressed to be undertaken by a Debtor to pay amounts in respect of the Liabilities to the Security Agent as agent for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Debtor in favor of the Security Agent as agent for the Secured Parties;

(c)	the Security Agent’s interest in any trust fund created pursuant to Section 8;

(d)	any guarantee, indemnity or other assurance against loss offered to the Security Agent as agent for the Secured Parties (or any of them) under Section 3.3; and

(e)	any other amounts or assets, whether rights, entitlements, chose in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Debt Documents to hold as agent for the benefit of the Secured Parties.

“Senior Hedge Counterparty” means any Person that becomes Party to this Agreement as a Senior Hedge Counterparty pursuant to Section 15.8.

“Senior Hedge Counterparty Obligations” means the obligations owed by any Senior Hedge Counterparty to the Debtors under or in connection with the Senior Hedging Agreements.

“Senior Hedging Agreement” means any Hedging Agreement (as defined in the Credit Agreement) entered into by a Senior Hedge Counterparty.

“Senior Hedging Liabilities” means the Liabilities owed by any Debtor to the Senior Hedge Counterparties under or in connection with the Senior Hedging Agreements.

“Senior Lender Discharge Date” means the first date on which all Senior Lender Liabilities have been indefeasibly paid in full in cash, whether or not as the result of an enforcement, and the Senior Lenders are under no further obligation to provide financial accommodation to any of the Debtors under any of the Debt Documents.

“Senior Lender Liabilities” means the Liabilities owed by the Debtors to the Senior Lenders under the Credit Documents.

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“Senior Lender Refinancing” means a refinancing (or repayment) in full in cash of the Senior Lender Liabilities.

“Senior Lenders” means each “Lender” (as defined in the Credit Agreement).

“Total Currency Hedged Amount” means, at any time, the aggregate of each Aggregate Hedged Amount relating to a foreign currency hedge transaction at such time.

“Total Interest Rate Hedged Amount” means, at any time, the aggregate of each Aggregate Hedged Amount relating to an interest rate hedge transaction at such time.

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under or pursuant to the Security Documents.

“VAT” means any value added tax and any other tax of a similar nature.

1.2	Construction

Unless otherwise stated, terms defined in the Credit Agreement shall have the same meanings when used in this Agreement.

1.3	Interpretation

The provisions of Sections 1.2 and 1.3 of the Credit Agreement are applicable to this Agreement and incorporated by referenced herein, mutatis mutandis.

1.4	Priority

If there is any conflict between the terms and conditions of this Agreement and anything contained in any other Debt Document, the terms and conditions of this Agreement shall prevail.

2.	RANKING AND PRIORITY

2.1	Primary Creditor Liabilities

Each of the Parties agrees that the Senior Lender Liabilities and the Senior Hedging Liabilities shall rank pari passu in right and priority of payment and shall be without any preference between them.

2.2	Transaction Security

Each of the Parties agrees that the Transaction Security shall rank and secure the Senior Lender Liabilities and the Senior Hedging Liabilities (but only to the extent that such Transaction Security by its terms secures such Liabilities) pari passu and without any preference between them.

2.3	Intra-Group

(a)	Each of the Parties agrees that the Intra-Group Liabilities are hereby subordinated and made junior in right of payment and exercise of remedies to the prior irrevocable and final payment in full in cash of the Liabilities owed by the Debtors to the Primary Creditors.

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(b)	This Agreement does not purport to rank any of the Intra-Group Liabilities as between or among themselves.

3.	SENIOR LENDERS AND SENIOR LENDER LIABILITIES

3.1	Payment of Senior Lender Liabilities

The Debtors may make Payments of the Senior Lender Liabilities at any time in accordance with the Credit Documents.

3.2	Amendments and Waivers: Senior Lenders

(a)	Subject to paragraph (b) below, the Senior Lenders may amend, change, revise, supplement, restate, waive or otherwise modify the terms of the Credit Documents (other than this Agreement) in accordance with the terms thereunder (subject to any consent required thereunder) at any time and from time to time at their discretion.

(b)	The Senior Lenders may not, without the prior consent of the Senior Hedge Counterparties, amend or waive the terms of the Credit Documents if the amendment or waiver would have the effect of excluding the Senior Hedging Liabilities from the guarantee granted under Section 7 of the Credit Agreement or limiting the scope of such guarantee as it applies to the Senior Hedging Liabilities.

3.3	Security: Senior Lenders

The Senior Lenders may take, accept or receive the benefit of:

(a)	any Lien in respect of the Senior Lender Liabilities in addition to the Common Transaction Security if (but subject to the Agreed Security Principles) at the same time such Lien is also offered either:

(i)	to the Security Agent for the benefit of the Secured Parties in respect of their Liabilities; or

(ii)	in the case of any jurisdiction in which an effective Lien cannot be granted in favor of the Security Agent for the benefit of all of the Secured Parties, to (A) the other Secured Parties in respect of their Liabilities; or (B) the Security Agent under a parallel debt structure for the benefit of the other Secured Parties;

and in each case ranks in the same order of priority as that contemplated in Section 2.2; and

(b)	any guarantee, indemnity or other assurance against loss in respect of the Senior Lender Liabilities in addition to those in:

(i)	the original form of Credit Agreement;

(ii)	this Agreement; or

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(iii)	any Common Assurance,

if (but subject to the Agreed Security Principles) at the same time it is also offered to the other Secured Parties in respect of their Liabilities and ranks in the same order of priority as that contemplated in Section 2.

4.	HEDGE COUNTERPARTIES AND HEDGING LIABILITIES

4.1	Identity of Senior Hedge Counterparties

(a)	No Person providing hedging arrangements to any Debtor shall be entitled to share in any of the Transaction Security or in the benefit of any guarantee or indemnity in respect of any of the liabilities arising in relation to its hedging arrangements, nor shall those liabilities be treated as Senior Hedging Liabilities, unless such Person (i) is or becomes a party to this Agreement in its capacity as a Senior Hedge Counterparty; and (ii) is (or is an Affiliate of) a Senior Lender on the date such Person so becomes a party to this Agreement.

(b)	Once a Person becomes party to this Agreement as a Senior Hedge Counterparty, the rights and obligations of such Senior Hedge Counterparty hereunder shall not be diminished or affected due to such Person ceasing to be a Senior Lender under the Credit Documents.

(c)	For the avoidance of doubt, any Junior Hedging Liabilities shall be and at all times remain unsecured.

4.2	Restriction on Payment: Hedging Liabilities

The Debtors shall not, and the Borrower shall procure that no other Group Member will, make any Payment of the Hedging Liabilities at any time unless:

(a)	such Payment is permitted under Section 4.3; or

(b)	the taking or receipt of such Payment is permitted under paragraph (c) of Section 4.10.

4.3	Permitted Payments: Hedging Liabilities

(a)	Subject to paragraph (b) below, the Debtors may make Payments to any Hedge Counterparty in respect of the Hedging Liabilities then due to such Hedge Counterparty under any Hedging Agreement in accordance with the terms of such Hedging Agreement:

(i)	if the Payment is a scheduled Payment arising under the relevant Hedging Agreement;

(ii)	to the extent that the relevant Debtor’s obligation to make the Payment arises as a result of the operation of:

(A)	any of sections 2(d), 2(e), 8(a), 8(b) and 11 of the 1992 ISDA Master Agreement (if the Hedging Agreement is based on a 1992 ISDA Master Agreement);

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(B)	any of sections 2(d), 8(a), 8(b), 9(h)(i) and 11 of the 2002 ISDA Master Agreement of such Hedging Agreement (if the Hedging Agreement is based on a 2002 ISDA Master Agreement or any other ISDA Master Agreement); or

(C)	in respect of a Hedging Agreement based on any other ISDA Master Agreement, any provision of such Hedging Agreement similar in meaning and effect to any provision referenced in paragraphs (A) or (B) above;

(iii)	to the extent that the relevant Debtor’s obligation to make such Payment arises from a Non-Credit Related Close-Out;

(iv)	to the extent that:

(A)	the relevant Debtor’s obligation to make such Payment arises from a Credit Related Close-Out in relation to such Hedging Agreement; and

(B)	no Event of Default is continuing at the time of such Payment; or

(v)	if prior to the Senior Lender Discharge Date, the Majority Primary Creditors have given prior written consent to the Payment being made.

(b)	Subject to paragraph (d) below, no Payment may be made to a Hedge Counterparty under paragraph (a) above if any scheduled Payment due from such Hedge Counterparty to a Debtor under a Hedging Agreement to which they are both party is due and unpaid.

(c)	Failure by a Debtor to make a Payment to a Hedge Counterparty that results solely from the operation of paragraph (b) above shall, without prejudice to Section 4.4, not result in a default (however described) in respect of such Debtor under such Hedging Agreement.

(d)	Unless an Event of Default is continuing and subject to Section 7, if a Hedge Counterparty is an Impaired Hedge Counterparty and the relevant Debtor has terminated the Hedging Agreements with such Impaired Hedge Counterparty pursuant to Section 4.15, the relevant Debtor may pay, and the Hedge Counterparty may receive and retain, including by way of set-off or payment netting, all amounts outstanding to such Hedge Counterparty in respect of Hedging Liabilities arising under the original form of the terminated Hedging Agreement (subject to any amendments permitted by this Agreement).

4.4	Payment Obligations Continue

No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Sections 4.2 and 4.3 even if its obligation to make such Payment is restricted at any time by the terms of any of those Sections.

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4.5	No Acquisition of Hedging Liabilities

The Debtors shall not, and shall procure that no other Group Member will:

(a)	enter into any Liabilities Acquisition; or

(b)	beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition,

in respect of any of the Hedging Liabilities unless (i) in accordance with Section 5.22 of the Credit Agreement; or (ii) the prior written consent of the Majority Primary Creditors is obtained.

4.6	Amendments and Waivers: Hedging Agreements

(a)	Subject to paragraph (b) below, the Senior Hedge Counterparties may not, at any time, amend or waive any term of the Senior Hedging Agreements.

(b)	A Senior Hedge Counterparty may amend or waive any term of a Senior Hedging Agreement in accordance with the terms of such Senior Hedging Agreement if:

(i)	the prior written consent of the Majority Senior Lenders is obtained; or

(ii)	the amendment or waiver:

(A)	does not breach any other term of this Agreement; and

(B)	would not result in a breach of Section 5.22 of the Credit Agreement.

(c)	Subject to paragraph (d) below, the Debtors may not, at any time, agree to amend or waive any term of the Junior Hedging Agreements.

(d)	A Debtor may amend or waive any term of a Junior Hedging Agreement in accordance with the terms of such Junior Hedging Agreement if:

(i)	the prior written consent of the Majority Senior Lenders is obtained; or

(ii)	the amendment or waiver:

(A)	does not breach any other term of this Agreement; and

(B)	would not result in a breach of Section 5.22 of the Credit Agreement.

4.7	Security: Senior Hedge Counterparties

The Senior Hedge Counterparties may not take, accept or receive the benefit of any Lien, guarantee, indemnity or other assurance against loss from any Group Member in respect of the Senior Hedging Liabilities other than:

(a)	the Common Transaction Security;

(b)	any guarantee, indemnity or other assurance against loss contained in:

(i)	the original form of Credit Agreement;

(ii)	this Agreement;

(iii)	any Common Assurance; or

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(iv)	the relevant Senior Hedging Agreement no greater in extent than any of those referred to in paragraphs (i) to (iii) above;

(c)	as otherwise contemplated by Section 3.3; and

(d)	the indemnities contained in the ISDA Master Agreements.

4.8	No Security: Junior Hedge Counterparties

The Debtors may not provide or give the benefit of any Lien, guarantee, indemnity or other assurance against loss from any Group Member in respect of the Junior Hedging Liabilities other than:

(a)	any indemnity or other assurance against loss (but not any Lien or other security or any guaranty) contained in the relevant Junior Hedging Agreement, but no greater in extent than any of those contained in the original form of Senior Hedging Agreements; or

(b)	the indemnities contained in the ISDA Master Agreements.

4.9	Restriction on Enforcement: Senior Hedge Counterparties

Subject to Section 4.10 and Section 4.11 and without prejudice to each Senior Hedge Counterparty’s rights under Sections 10.1 and 10.2, the Senior Hedge Counterparties shall not take any Enforcement Action in respect of any of the Senior Hedging Liabilities or any of the hedging transactions under any of the Senior Hedging Agreements at any time.

4.10	Permitted Enforcement: Senior Hedge Counterparties

(a)	To the extent it is able to do so under the relevant Senior Hedging Agreement, a Senior Hedge Counterparty may terminate or close-out in whole or in part any hedging transaction under such Senior Hedging Agreement prior to its stated maturity:

(i)	if, prior to a Distress Event, the Borrower has certified to such Senior Hedge Counterparty that such termination or close-out would not result in a breach of Section 5.22 of the Credit Agreement;

(ii)	if a Distress Event has occurred;

(iii)	if:

(A)	in relation to a Senior Hedging Agreement that is based on the 1992 ISDA Master Agreement:

(1)	an Illegality or Tax Event or Tax Event Upon Merger (each as defined in the 1992 ISDA Master Agreement); or

(2)	an event similar in meaning and effect to a “Force Majeure Event” (as defined in paragraph (B) below),

has occurred in respect of such Senior Hedging Agreement;

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(B)	in relation to a Senior Hedging Agreement that is based on the 2002 ISDA Master Agreement, an Illegality or Tax Event, Tax Event Upon Merger or a Force Majeure Event (each as defined in the 2002 ISDA Master Agreement) has occurred in respect of such Senior Hedging Agreement; or

(C)	in relation to a Senior Hedging Agreement that is based on any other ISDA Master Agreement, any event similar in meaning and effect to an event described in paragraphs (A) or (B) above has occurred under and in respect of such Senior Hedging Agreement;

(iv)	if a Bankruptcy Event occurs in relation to a Debtor that is party to such Senior Hedging Agreement;

(v)	if prior to the Senior Lender Discharge Date, the Majority Primary Creditors have given prior written consent to such termination or close-out being made;

(vi)	following a Senior Lender Refinancing;

(vii)	any Lien securing a Debtor’s obligations under such Senior Hedging Agreement is released in violation of the terms thereunder; or

(viii)	to the extent such termination or close out is necessary to comply with paragraph (c) of Section 4.14.

(b)	If a Debtor has defaulted under any of Sections 5(a)(i) to 5(a)(vi) of the 2002 ISDA Master Agreement (or any equivalent section of the 1992 ISDA Master Agreement), then the Hedge Counterparty:

(i)	may, to the extent it is able to do so under the relevant Senior Hedging Agreement, terminate or close out in whole or in part any hedging transaction under such Senior Hedging Agreement; and

(ii)	until such time as the Security Agent has given notice to such Senior Hedge Counterparty that the Transaction Security is being enforced (or that any formal steps are being taken to enforce the Transaction Security), shall be entitled to exercise any right it might otherwise have to sue for, commence or join legal or arbitration proceedings against any Debtor to recover any Senior Hedging Liabilities due under such Senior Hedging Agreement.

(c)	After the occurrence of a Bankruptcy Event in relation to any Material Group Member, each Senior Hedge Counterparty shall be entitled to exercise any right it may otherwise have in respect of such Material Group Member to:

(i)	prematurely close-out or terminate any Senior Hedging Liabilities of such Material Group Member;

(ii)	make a demand under any guarantee, indemnity or other assurance against loss given by such Material Group Member in respect of any Senior Hedging Liabilities;

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(iii)	exercise any right of set-off or take or receive any Payment in respect of any Senior Hedging Liabilities of such Material Group Member; or

(iv)	claim and prove in the liquidation of such Material Group Member for the Senior Hedging Liabilities owing to it.

4.11	Required Enforcement: Senior Hedge Counterparties

(a)	Subject to paragraph (b) below, a Senior Hedge Counterparty shall promptly terminate or close out in full any hedging transaction under all or any of the Senior Hedging Agreements to which it is party prior to their stated maturity, following:

(i)	the occurrence of an Acceleration Event and delivery to it of a notice from the Security Agent that such Acceleration Event has occurred; and

(ii)	delivery to it of a subsequent notice from the Security Agent (acting on the instructions of the Majority Primary Creditors) instructing it to do so.

(b)	Paragraph (a) above shall not apply to the extent that such Acceleration Event occurred as a result of an arrangement made between any Debtor and any Primary Creditor with the express purpose of bringing about such Acceleration Event.

(c)	If a Senior Hedge Counterparty is entitled to terminate or close-out any hedging transaction under all or any of the Senior Hedging Agreements to which it is a party as a result of a Debtor’s default under Section 5(a)(i) or Section 5(a)(vi) (as a result of any Event Default under Section 8.1(a) of the Credit Agreement) of the 2002 ISDA Master Agreement (or any equivalent section of the 1992 ISDA Master Agreement) (or would have been able to if such Senior Hedge Counterparty had given the notice referred to in such paragraph) but has not terminated or closed out each such hedging transaction, such Senior Hedge Counterparty shall promptly terminate or close-out in full each such hedging transaction following a request to do so by the Security Agent (acting on the instructions of the Majority Primary Creditors).

4.12	Payments due to Debtors on Termination of Senior Hedging Transactions

(a)	If, on termination of any hedging transaction under any Senior Hedging Agreement occurring after a Distress Event, a settlement amount or other amount (following the application of any Close-Out Netting, Payment Netting or Inter-Hedging Agreement Netting in respect of such Senior Hedging Agreement) falls due from a Senior Hedge Counterparty to the relevant Debtor then such amount shall be paid by such Senior Hedge Counterparty to the Security Agent, treated as the proceeds of enforcement of the Transaction Security and applied in accordance with the terms of this Agreement.

(b)	The payment of such amount by any Senior Hedge Counterparty to the Security Agent in accordance with paragraph (a) above shall discharge such Senior Hedge Counterparty’s obligation to pay such amount to such Debtor.

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4.13	Terms of Hedging Agreements

The Senior Hedge Counterparties (to the extent party to any Hedging Agreement in question) and the Debtors party to the Hedging Agreements shall ensure that, at all times:

(a)	each Hedging Agreement documents only hedging arrangements entered into for the purpose of hedging the types of liabilities permitted by the Credit Agreement and that no other hedging arrangements are carried out under or pursuant to a Hedging Agreement;

(b)	each Hedging Agreement is based on an ISDA Master Agreement;

(c)	in the event of a termination of the hedging transaction entered into under a Hedging Agreement as a result of a Termination Event or an Event of Default, each as defined in the relevant Hedging Agreement, such Hedging Agreement shall:

(i)	if it is based on a 1992 ISDA Master Agreement, provide for payments under the “Second Method” and shall make no material amendment to section 6(e) (Payments on Early Termination) of the ISDA Master Agreement;

(ii)	if it is based on a 2002 ISDA Master Agreement, make no material amendment to the provisions of section 6(e) (Payments on Early Termination) of the ISDA Master Agreement; or

(iii)	if based on any other ISDA Master Agreement, provide for any other method the effect of which is that the party to which such event is referable shall be entitled to receive payment under the relevant termination provisions if the net replacement value of all terminated transactions entered into under such Hedging Agreement is in its favor;

(d)	each Hedging Agreement shall provide that the relevant Hedge Counterparty will be entitled to designate an Early Termination Date (as defined in the relevant ISDA Master Agreement) or otherwise be able to terminate each transaction under such Hedging Agreement if so required pursuant to Section 4.11;

(e)	each Hedging Agreement shall permit the relevant Hedge Counterparty and each relevant Debtor to take such action as may be necessary to comply with Section 4.14; and

(f)	each Hedging Agreement specifies that if there is a conflict between the provisions of such Hedging Agreement and this Agreement, this Agreement will prevail.

4.14	Total Hedged Amount

(a)	The Borrower shall ensure that at all times neither the (i) Total Interest Rate Hedged Amount nor (ii) Total Currency Hedged Amount exceeds the Permitted Maximum Hedged Amount.

(b)	The Borrower shall ensure that (i) the Total Interest Rate Hedged Amount is not less than the amount required pursuant to Section 5.27(a) of the Credit Agreement and (ii) the Total Currency Hedged Amount is not less than the amount required pursuant to Section 5.27(b) of the Credit Agreement.

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(c)	If any reduction in the Term Loan Exposure results in a Hedge Excess (whether interest rate, foreign currency, or both) then, within thirty (30) days of such reduction becoming effective in accordance with the terms of the Credit Agreement, the relevant Debtors shall (and the Borrower shall procure that the relevant Debtors will) reduce each Hedge Counterparty’s Aggregate Hedged Amount by such Hedge Counterparty’s Hedge Proportion of such Hedge Excess by terminating or closing out any relevant hedging transactions in full or in part, as may be necessary.

(d)	The relevant Debtors shall, and the Borrower shall procure that the relevant Debtors will, pay to such Hedge Counterparty (in accordance with the relevant Hedging Agreement) an amount equal to the sum of all payments (if any) that become due from each relevant Debtor to a Hedge Counterparty under the relevant Hedging Agreements as a result of any action described in paragraph (c) above.

(e)	Each Senior Hedge Counterparty shall cooperate in any process described in paragraph (d) above and shall pay (in accordance with the relevant Senior Hedging Agreements) any amount that becomes due from it under the relevant Senior Hedging Agreements to a Debtor as a result of any action described in paragraph (c) above.

(f)	Subject to the other provisions of this Agreement, nothing in this Agreement shall restrict the ability of a Debtor (to the extent it is able to do so under the relevant Hedging Agreement) to terminate or close-out any relevant hedging transactions in full or in part if and to the extent such termination or close-out does not result in a breach of Section 5.27 of the Credit Agreement.

4.15	Impaired Hedge Counterparties

At any time after a Hedge Counterparty is and continues to be an Impaired Hedge Counterparty, the relevant Debtor may, unless an Acceleration Event has occurred and subject to Section 7, terminate the Hedging Agreements with such Impaired Hedge Counterparty and shall, within ninety (90) days of such termination and to the extent required to comply with the Credit Agreement, enter into replacement hedging arrangements in accordance with the Credit Agreement. No Event of Default shall arise under the Credit Agreement as a result of such termination (and the resulting amount of the Term Loans that are hedged); provided that such replacement hedging arrangements (to the extent required to comply with the Credit Agreement) are put in place within the above-referred time frame.

5.	INTRA GROUP LENDERS AND INTRA GROUP LIABILITIES

5.1	Restriction on Payment: Intra-Group Liabilities

Prior to the Final Discharge Date, the Debtors shall not, and shall procure that no other Group Member will, make any Payments of the Intra-Group Liabilities at any time unless:

(a)	such Payment is permitted under Section 5.2; or

(b)	the taking or receipt of such Payment is permitted under paragraph (c) of Section 5.7.

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5.2	Permitted Payments: Intra-Group Liabilities

(a)	Subject to paragraph (b) below, the Debtors may make Payments in respect of the Intra-Group Liabilities (whether of principal, interest or otherwise) from time to time when due.

(b)	Payments in respect of the Intra-Group Liabilities may not be made pursuant to paragraph (a) above if, at the time of such Payment, an Event of Default has occurred unless:

(i)	the Majority Primary Creditors consent to such Payment being made; or

(ii)	such Payment is made to facilitate Payment of the Primary Creditor Liabilities or to facilitate the cash sweep requirements set forth in the Credit Agreement.

5.3	Payment Obligations Continue

No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Sections 5.1 and 5.2 even if its obligation to make such Payment is restricted at any time by the terms of any of those Sections.

5.4	Acquisition of Intra-Group Liabilities

(a)	Subject to paragraph (b) below, each Debtor may, and may permit any other Group Member to:

(i)	enter into any Liabilities Acquisition; or

(ii)	beneficially own all or any part of the share capital or other equity interest of a Person that is party to a Liabilities Acquisition,

in respect of any Intra-Group Liabilities at any time.

(b)	Subject to paragraph (c) below, no action described in paragraph (a) above may take place in respect of any Intra-Group Liabilities if:

(i)	such action would result in a breach of the Credit Agreement; or

(ii)	at the time of such action, an Acceleration Event has occurred.

(c)	The restrictions in paragraph (b) above shall not apply if:

(i)	the Majority Primary Creditors consent to such action; or

(ii)	such action is taken to facilitate Payment of the Primary Creditor Liabilities or to comply with the cash sweep provisions of the Credit Agreement.

5.5	Security: Intra-Group Lenders

Prior to the Final Discharge Date, the Intra-Group Lenders may not take, accept or receive the benefit of any Lien, guarantee, indemnity or other assurance against loss in respect of the Intra-Group Liabilities unless the prior written consent of the Majority Primary Creditors is obtained.

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5.6	Restriction on Enforcement: Intra-Group Lenders

Subject to Section 5.7, none of the Intra-Group Lenders shall be entitled to take any Enforcement Action in respect of any of the Intra-Group Liabilities at any time prior to the Final Discharge Date.

5.7	Permitted Enforcement: Intra-Group Lenders

After the occurrence of a Bankruptcy Event in relation to any Credit Party, each Intra-Group Lender, upon at least five (5) Business Day prior notice to the Security Agent, may (unless otherwise directed by the Security Agent or unless the Security Agent has taken, or has given notice that it intends to take, action on behalf of such Intra-Group Lender in accordance with Section 7.4) exercise any right it may otherwise have against such Credit Party to:

(a)	accelerate any of such Credit Party’s Intra-Group Liabilities or declare them prematurely due and payable or payable on demand;

(b)	make a demand under any guarantee, indemnity or other assurance against loss given by such Credit Party in respect of any Intra-Group Liabilities;

(c)	exercise any right of set-off or take or receive any Payment in respect of any Intra- Group Liabilities of such Credit Party; or

(d)	claim and prove in the liquidation of such Credit Party for the Intra-Group Liabilities owing to it.

And the foregoing actions may also be taken by any Credit Party that is a creditor in respect of any Intra-Group Liabilities where the debtor thereof is not a Credit Party.

5.8	Representations: Intra-Group Lenders

Each Intra-Group Lender that is not a Debtor represents and warrants to the Primary Creditors, the Security Agent and the Facility Agent that:

(a)	it is a limited liability corporation, a limited liability company, stock corporation or limited partnership duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

(b)	subject to the Legal Reservations, the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable obligations;

(c)	the entry into and performance by it of this Agreement does not and will not:

(i)	conflict with its Organizational Documents;

(ii)	conflict with any law that is applicable to it or any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (howsoever described) under any agreement or instrument, in each case to the extent such conflict, default or termination event has or is likely to have a Material Adverse Effect; and

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(d)	it is the sole legal and beneficial owner of the Intra-Group Liabilities free from any security interest, option or subordination in favor of any Person other than the Security Agent, or other than as permitted by the terms of the Credit Agreement.

6.	[INTENTIONALLY OMITTED]

7.	EFFECT OF BANKRUPTCY EVENT

7.1	Payment of Distributions

(a)	After the occurrence of a Bankruptcy Event in relation to any Group Member, any Party entitled to receive a distribution out of the assets of such Group Member in respect of Liabilities owed to such Party shall, to the maximum extent it is able to do so under applicable law, direct the Person responsible for the distribution of the assets of such Group Member to pay such distribution to the Security Agent until the Liabilities owing to the Secured Parties have been paid in full.

(b)	The Security Agent shall apply distributions paid to it under paragraph (a) above in accordance with Section 12.

7.2	Set-Off

(a)	Subject to paragraph (b) below, to the extent that any Liabilities of a Group Member are discharged by way of set-off (mandatory or otherwise) that is not otherwise expressly permitted by a Debt Document, each Creditor that benefited from such set-off shall pay an amount equal to the amount of the Liabilities owed to it that are discharged by such set-off to the Security Agent for application in accordance with Section 12.

(b)	Paragraph (a) above shall not apply to:

(i)	any Close-Out Netting by a Hedge Counterparty;

(ii)	any Payment Netting by a Hedge Counterparty; and

(iii)	any Inter-Hedging Agreement Netting by a Hedge Counterparty.

7.3	Non-Cash Distributions

If the Security Agent or any other Secured Party receives a Distribution in a form other than in cash in respect of any of the Liabilities, such Liabilities will not be reduced by such Distribution until and except to the extent that the realization proceeds are actually applied towards the relevant Liabilities.

7.4	Filing of Claims

After the occurrence of a Bankruptcy Event in relation to any Group Member, each Creditor irrevocably authorizes the Security Agent (acting in accordance with Section 7.6), on its behalf, to:

(a)	take any Enforcement Action (in accordance with the terms of this Agreement) against such Group Member or any other Group Member;

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(b)	demand, sue, prove and give receipt for any or all of such Group Member’s Liabilities (and each other Group Member’s liabilities to the extent of any Bankruptcy Event in relation to it);

(c)	collect and receive all Distributions on, or on account of, any or all of each Group Member’s and each other Group Member’s Liabilities; and

(d)	file claims, take proceedings and do all other things the Security Agent considers reasonably necessary to recover each Group Member’s and each other Group Member’s Liabilities.

7.5	Creditors’ Actions

Each Creditor shall, at the sole costs and expenses of the Borrower:

(a)	do all things that the Security Agent (acting in accordance with Section 7.6) requests in order to give effect to this Section; and

(b)	if the Security Agent is not entitled to take any of the actions contemplated by this Section or if the Security Agent (acting in accordance with Section 7.6) requests that a Creditor take such action, undertake such action itself in accordance with the instructions of the Security Agent (acting in accordance with Section 7.6) or grant a power of attorney to the Security Agent (on such terms as the Security Agent (acting in accordance with Section 7.6) may reasonably require) to enable the Security Agent to take such action.

7.6	Security Agent Instructions

For the purposes of Section 7.4 and Section 7.5 the Security Agent shall act:

(a)	on the instructions of the group of Primary Creditors entitled, at such time, to give instructions under Section 10.1 or Section 10.2; or

(b)	in the absence of any such instructions, as the Security Agent determines is in the best interests of the Secured Parties.

8.	TURNOVER OF RECEIPTS

8.1	Turnover by the Creditors

Subject to Section 8.2 and to Section 8.3, if at any time prior to the Final Discharge Date, any Creditor receives or recovers:

(a)	any Payment or distribution of, or on account of or in relation to, any of the Liabilities that is not either:

(i)	a Permitted Payment; or

(ii)	made in accordance with Section 12;

(b)	other than where paragraph (a) of Section 7.2 applies, any amount by way of set-off in respect of any of the Liabilities owed to it that does not give effect to a Permitted Payment;

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(c)	notwithstanding paragraphs (a) and (b) above, and other than where paragraph (a) of Section 7.2 applies, any amount:

(i)	on account of, or in relation to, any of the Liabilities:

(A)	after the occurrence of a Distress Event; or

(B)	as a result of any other litigation or proceedings against a Debtor (other than after the occurrence of a Bankruptcy Event in respect of such Debtor); or

(ii)	by way of set-off in respect of any of the Liabilities owed to it after the occurrence of a Distress Event,

other than, in each case, any amount received or recovered in accordance with Section 12;

(d)	the proceeds of any enforcement of any Transaction Security except in accordance with Section 12; or

(e)	other than where paragraph (a) of Section 7.2 applies, any Distribution in cash or in kind or Payment of, or on account of or in relation to, any of the Liabilities owed by any Debtor that is not in accordance with Section 12 and that is made as a result of, or after, the occurrence of a Bankruptcy Event in respect of such Debtor, such Creditor shall:

(i)	in relation to receipts and recoveries not received or recovered by way of set- off:

(A)	hold an amount of such receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security Agent and promptly pay such amount to the Security Agent for application in accordance with the terms of this Agreement; and

(B)	promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Agent for application in accordance with the terms of this Agreement;

(ii)	in relation to receipts and recoveries received or recovered by way of set-off, promptly pay an amount equal to such recovery to the Security Agent for application in accordance with the terms of this Agreement; and

(iii)	notwithstanding the above, at the option of the Security Agent, such Creditor shall apply the relevant proceeds in accordance with the provisions of Section 2.13 of the Credit Agreement.

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8.2	Exclusions

Section 8.1 shall not apply to any receipt or recovery by way of:

(a)	Close-Out Netting by a Hedge Counterparty;

(b)	Payment Netting by a Hedge Counterparty; or

(c)	Inter-Hedging Agreement Netting by a Hedge Counterparty.

8.3	Permitted Assurance and Receipts

Nothing in this Agreement shall restrict the ability of any Creditor to:

(a)	arrange with any Person that is not a Group Member any assurance against loss in respect of, or reduction of its credit exposure to, a Debtor (including assurance by way of credit based derivative or sub participation); or

(b)	make any assignment or transfer permitted by Section 15,

that:

(i)	is not prohibited by the Credit Agreement; and

(ii)	is not in breach of:

(A)	Section 4.5; or

(B)	Section 5.4,

and such Creditor shall not be obliged to account to any other Party for any sum received by it as a result of such action.

8.4	Sums Received by Debtors

If any of the Debtors receives or recovers any sum that, under the terms of any of the Debt Documents, should have been paid to the Facility Agent or Security Agent, such Debtor shall:

(a)	hold an amount of such receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Facility Agent or Security Agent and promptly pay such amount to the Facility Agent or Security Agent for application in accordance with the terms of this Agreement; and

(b)	promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Facility Agent or Security Agent for application in accordance with the terms of this Agreement.

9.	REDISTRIBUTION

9.1	Recovering Creditor’s Rights

(a)	Any amount paid by a Creditor (a “Recovering Creditor”) to the Security Agent under Section 7 or Section 8 shall be treated as having been paid by the relevant Debtor and distributed to the Security Agent, Facility Agent, Mandated Lead Arrangers, Lead Arranger and Primary Creditors (each a “Sharing Creditor”) in accordance with the terms of this Agreement.

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(b)	On a distribution to the Security Agent under paragraph (a) above of a Payment received by a Recovering Creditor from a Debtor (the “Shared Amount”), either (at the option of the Security Agent) (i) the Recovering Creditor shall be entitled to receive by way of assignment the rights of the Sharing Creditors to the extent that they have shared in the redistribution; or (ii) as between the relevant Debtor and the Recovering Creditor, an amount equal to the Shared Amount shall be treated as not having been paid by such Debtor.

(c)	Notwithstanding the above, at the option of the Security Agent, the provisions of Section 2.13 of the Credit Agreement shall control.

9.2	Reversal of Redistribution

(a)	If any part of the Shared Amount received or recovered by a Recovering Creditor becomes repayable to a Debtor and is repaid by such Recovering Creditor to such Debtor, then:

(i)	each Sharing Creditor shall, upon request of the Security Agent, pay to the Security Agent for the account of such Recovering Creditor an amount equal to the appropriate part of its share of the Shared Amount (together with an amount as is necessary to reimburse such Recovering Creditor for its proportion of any interest on the Shared Amount that such Recovering Creditor is required to pay) (the “Redistributed Amount”); and

(ii)	such Recovering Creditor’s (i) (if by assignment of rights) rights of assignment in respect of any reimbursement shall be cancelled and the relevant Debtor shall be liable to each Sharing Creditor for the amount so reimbursed and the Recovering Creditor shall re-assign any claims assigned to it pursuant to Section 9.1(b); or (ii) (if by way of deemed non-payment) as between the relevant Debtor and each relevant Sharing Creditor, an amount equal to the relevant Redistributed Amount shall be treated as not having been paid by such Debtor.

(b)	The Security Agent shall not be obliged to pay any Redistributed Amount to a Recovering Creditor under paragraph (a)(i) above until it has been able to establish to its satisfaction that it has actually received such Redistributed Amount from the relevant Sharing Creditor.

(c)	Notwithstanding the above, at the option of the Security Agent, the provisions of Section 2.13 of the Credit Agreement shall control.

9.3	Deferral of Subrogation

No Creditor or Debtor shall exercise any rights that it may have by reason of the performance by it of its obligations under the Debt Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Debt Documents of any Creditor that ranks ahead of it in accordance with the priorities set forth in Section 2 until such time as all of the Liabilities owing to each prior ranking Creditor (or, in the case of any Debtor, owing to each Creditor) have been indefeasibly paid in full in cash.

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10.	ENFORCEMENT OF TRANSACTION SECURITY

10.1	Enforcement Directions

(a)	The Security Agent may refrain from enforcing the Transaction Security unless directed otherwise by the Majority Primary Creditors.

(b)	Subject to the Transaction Security having become enforceable in accordance with its terms, the Majority Primary Creditors may give or refrain from giving directions to the Security Agent to enforce or refrain from enforcing the Transaction Security, in their discretion.

(c)	The Security Agent is entitled to rely on and comply with directions given in accordance with this Section.

10.2	Manner of Enforcement

If the Transaction Security is being enforced pursuant to Section 10.1, the Security Agent shall enforce the Transaction Security in such manner (including the selection of any administrator of any Debtor to be appointed by the Security Agent) as the Majority Primary Creditors shall direct, or, in the absence of any such directions, as the Security Agent shall determine is in the best interests of the Secured Parties.

10.3	Exercise of Voting Rights

(a)	Each Creditor agrees with the Security Agent to cast its vote in any proposal put to the vote by or under the supervision of any judicial or supervisory authority in respect of any Bankruptcy Event or similar proceedings relating to any Group Member solely as directed by the Security Agent.

(b)	The Security Agent shall give directions for the purposes of paragraph (a) of this Section as directed by the Majority Primary Creditors.

10.4	Waiver of Rights

To the extent permitted under applicable law and subject to Section 10.1, Section 10.2, paragraph (c) of Section 11.2 and Section 12, each of the Secured Parties and the Debtors irrevocably waives all rights it may otherwise have to require that (a) the Transaction Security be enforced in any particular order or manner or at any particular time; or (b) any amount received or recovered from any Person, or by virtue of the enforcement of any of the Transaction Security or of any other Lien, to the extent it is capable of being applied in or towards discharge of any of the Secured Obligations, is so applied.

11.	PROCEEDS OF DISPOSALS, RECOVERIES FROM REPORT PROVIDERS AND ADJUSTMENT OF MANDATORY PREPAYMENTS

11.1	Non-Distressed Disposals

(a)	In this Section, “Disposal Proceeds” means the proceeds of a Non-Distressed Disposal (as defined in paragraph (b) below).

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(b)	Without prejudice to the rights of the Secured Parties under the Credit Agreement, if, in respect of a Disposal expressly permitted under the Credit Agreement of an asset that is subject to the Transaction Security,

(i)	(prior to the Senior Lender Discharge Date) the Facility Agent notifies the Security Agent that such Disposal is permitted under terms of the Credit Documents (and the Facility Agent hereby agrees to promptly provide such notice upon the request of the Borrower);

(ii)	(following the Senior Lender Discharge Date but prior to the Final Discharge Date) the Senior Hedge Counterparties notify the Security Agent that such Disposal is permitted under the Senior Hedging Agreements (and the Senior Hedge Counterparties hereby agree to promptly provide such notice upon the request of the Borrower); and

(iii)	such Disposal is not a Distressed Disposal, (collectively, a “Non-Distressed Disposal”),

then the Security Agent is irrevocably authorized (at the cost of the relevant Debtor or the Borrower and without any consent, sanction, authority or further confirmation from any Creditor or Debtor and without any recourse, representation or warranty) but subject to paragraph (c) below:

(1)	to release the Transaction Security or any other claim (relating to a Debt Document) over such asset;

(2)	to execute and deliver or enter into any release of the Transaction Security or any claim described in paragraph (1) above that may, in the discretion of the Security Agent (acting reasonably), be considered necessary or desirable;

(3)	if the asset that is Disposed of consists of shares or other Equity Interests in the capital of a Group Member, to release:

(A)	such Group Member and any Subsidiary of such Group Member from all or any part of:

(I)	its Borrowing Liabilities;

(II)	its Guarantee Liabilities; and

(III)	its Other Liabilities;

(B)	any Transaction Security granted by such Group Member or any Subsidiary of such Group Member over any of its assets;

(C)	any other claim of an Intra-Group Lender, or another Group Member over such Group Member’s assets or over the assets of any Subsidiary of such Group Member, on behalf of the relevant Creditors and Debtors and Group Members;

(D)	any Transaction Security granted by any Subsidiary of such Group Member over any of its assets; and

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(E)	any other claim of an Intra-Group Lender or another Group Member over the assets of any Subsidiary of such Group Member, on behalf of the relevant Creditors and Group Members.

(c)	If such Non-Distressed Disposal is not made, each release of Transaction Security or any claim described in paragraph (b) above shall have no effect and the Transaction Security or claim subject to such release shall continue in such force and effect as if such release had not been effected.

(d)	If any Disposal Proceeds are required to be applied in accordance with the terms of the Credit Agreement, then the Disposal Proceeds shall be so applied and the consent of any other Party shall not be required for such application.

11.2	Distressed Disposals

(a)	If a Distressed Disposal is being effected, the Security Agent is irrevocably authorized (at the cost of the relevant Debtor or the Borrower and without any consent, sanction, authority or further confirmation from any Creditor or Debtor and without any recourse, representation or warranty):

(i)	to release the Transaction Security or any other claim over such asset and execute and deliver or enter into any release of such Transaction Security or claim that may, in the discretion of the Security Agent, be considered necessary or desirable;

(ii)	if the asset that is Disposed of consists of shares or other Equity Interests in the capital of a Group Member, to release:

(A)	such Group Member and any Subsidiary of such Group Member from all or any part of:

(1)	its Borrowing Liabilities;

(2)	its Guarantee Liabilities; and

(3)	its Other Liabilities;

(B)	any Transaction Security granted by such Group Member or any Subsidiary of such Group Member over any of its assets;

(C)	any other claim of an Intra-Group Lender, or another Group Member over such Group Member’s assets or over the assets of any Subsidiary of such Group Member, on behalf of the relevant Creditors and Debtors and Group Members;

(D)	any Transaction Security granted by any Subsidiary of such Group Member over any of its assets; and

(E)	any other claim of an Intra-Group Lender or another Group Member over the assets of any Subsidiary of such Group Member, on behalf of the relevant Creditors and Group Members;

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(iii)	if the asset that is Disposed of consists of shares or other Equity Interests in the capital of a Debtor or the Holding Company of a Debtor and the Security Agent (acting in accordance with paragraph (d) below) decides to dispose of all or any part of:

(A)	the Liabilities; or

(B)	the Debtor Liabilities,

owed by such Debtor or Holding Company or any Subsidiary of such Debtor or Holding Company:

(C)	(if the Security Agent (acting in accordance with paragraph (d) below) does not intend that any transferee of those Liabilities or Debtor Liabilities (the “Transferee”) will be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement) to execute and deliver or enter into any agreement to dispose of all or part of those Liabilities or Debtor Liabilities; provided that notwithstanding any other provision of any Debt Document the Transferee shall not be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement; and

(D)	(if the Security Agent (acting in accordance with paragraph (d) below) does intend that any Transferee will be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement) to execute and deliver or enter into any agreement to Dispose of:

(1)	all (and not part only) of the Liabilities owed to the Primary Creditors; and

(2)	all or part of any other Liabilities and the Debtor Liabilities,

on behalf of, in each case, the relevant Creditors and Debtors;

(iv)	if the asset that is Disposed of consists of shares or other Equity Interests in the capital of a Debtor or the Holding Company of a Debtor (the “Disposed Entity”), and the Security Agent (acting in accordance with paragraph (d) below) decides to transfer to another Debtor (the “Receiving Entity”) all or any part of the Disposed Entity’s obligations or any of the obligations of any Subsidiary of such Disposed Entity in respect of:

(A)	the Intra-Group Liabilities; or

(B)	the Debtor Liabilities,

to execute and deliver or enter into any agreement to:

(C)	agree to the transfer of all or part of the obligations in respect of those Intra-Group Liabilities or Debtor Liabilities on behalf of the relevant Intra-Group Lenders and Debtors to which those obligations are owed and on behalf of the Debtors that owe those obligations; and

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(D)	to accept the transfer of all or part of the obligations in respect of those Intra-Group Liabilities or Debtor Liabilities on behalf of the Receiving Entity or Receiving Entities to which the obligations in respect of those Intra-Group Liabilities or Debtor Liabilities are to be transferred.

(b)	The net proceeds of each Distressed Disposal (and the net proceeds of any Disposal of Liabilities or Debtor Liabilities pursuant to paragraph (a)(iv) above) shall be paid to the Security Agent for application in accordance with Section 12 as if those proceeds were the proceeds of an enforcement of the Transaction Security and, to the extent that any disposal of Liabilities or Debtor Liabilities has occurred pursuant to paragraph (a)(iv)(D) above, as if such disposal of Liabilities or Debtor Liabilities had not occurred.

(c)	In the case of a Distressed Disposal (or a disposal of Liabilities pursuant to paragraph (a)(iv)(D) above) effected by or at the request of the Security Agent (acting in accordance with paragraph (d) below), the Security Agent shall take reasonable care to obtain a fair market price in the prevailing market conditions (though the Security Agent shall have no obligation to postpone any such Distressed Disposal or Disposal of Liabilities in order to achieve a higher price).

(d)	For the purposes of paragraphs (a)(ii), (a)(iii), (a)(iv) and (c) above, the Security Agent shall act:

(i)	if the relevant Distressed Disposal is being effected by way of enforcement of the Transaction Security, in accordance with Section 10.2; and

(ii)	in any other case:

(A)	on the directions of the Majority Primary Creditors; or

(B)	in the absence of any such directions, as the Security Agent determines is in the best interests of the Secured Parties.

11.3	Acquisition Proceeds and Net Insurance/Condemnation Proceeds

(a)	In this Section:

“Share Purchase Agreement” has the meaning given to such term in the Credit Agreement.

“Acquisition Proceeds” means any cash proceeds from the settlement of any claims against, or collection of any judgments rendered in respect of or from, the Sellers under the Share Purchase Agreement or the providers of any Report (in each case excluding amounts received by the Borrower reflecting an adjustment for working capital, third party claims or replacement or reinstatement for relevant assets that are committed within ninety (90) days and actually made within one (1) year from the date of receipt of the proceeds thereof).

“Net Insurance/Condemnation Proceeds” has the meaning given to such term in the Credit Agreement.

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(b)	So long as the requirements of paragraph (c) below and, in the case of a claim against the Sellers or the provider of any Report, the requirements of Section 11.4 are met, if any insurance claim is to be made, or is made, by a Debtor prior to a Distress Event and such insurance claim (or the Acquisition Proceeds, or the Net Insurance/Condemnation Proceeds of such insurance claim) is or are expressed to be subject to the Transaction Security, the Security Agent is irrevocably authorized (at the cost of the relevant Debtor or the Borrower and without need of any letter of authority or further confirmation from any Creditor or Debtor and without any recourse, representation or warranty and without any recourse, representation or warranty) to:

(i)	give a consent under or release the Transaction Security, or any other claim, over the Share Purchase Agreement or insurance policy solely to the extent necessary to allow such Debtor to make such insurance claim and to comply with such Debtor’s obligations in respect of such Acquisition Proceeds or such insurance claim and those Net Insurance/Condemnation Proceeds permitted under of the Credit Agreement; and

(ii)	execute and deliver or enter into any such consent under or release of such Transaction Security, or claim, that may, in the discretion of the Security Agent, be considered necessary or desirable.

(c)	If no Distress Event has occurred at the time of receipt of any Acquisition Proceeds or Net Insurance/Condemnation Proceeds and any such Acquisition Proceeds or Net Insurance/Condemnation Proceeds are required to be applied in mandatory prepayment of the Senior Lender Liabilities, then those Acquisition Proceeds or Net Insurance/Condemnation Proceeds shall be applied in or towards Payment of the Senior Lender Liabilities in accordance with the terms of the Credit Agreement and the consent of any other Party shall not be required for such application. If a Distress Event has occurred at the time of receipt of any Acquisition Proceeds or Net Insurance/Condemnation Proceeds, the recipient of such Acquisition Proceeds or Net Insurance/Condemnation Proceeds shall pay all of such proceeds to the Security Agent and the Security Agent shall apply those Acquisition Proceeds or Net Insurance/Condemnation Proceeds in accordance with the terms of Section 12.

11.4	Certain Recoveries

(a)	In this Section:

“Proceedings” means any litigation, proceedings or other claim against a Seller or Report Provider with a view to obtaining a recovery from such Seller or Report Provider; and

“Report Provider” means any professional adviser or other Person who has provided a Report.

(b)	If any Party decides to commence Proceedings in relation to, or resulting from, any Report or any of the transactions contemplated by the Share Purchase Agreement, it shall:

(i)	give the other Parties reasonable prior notice (through the Security Agent) of its intention to do so;

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(ii)	give each other Party and, if applicable, any insolvency representative appointed under, or pursuant to the terms of, any Credit Document or Hedging Agreement a reasonable opportunity to be joined into such Proceedings or initiate similar proceedings; and

(iii)	co-operate with any such Persons who are joined in as regards the efficient and effective conduct of such Proceedings.

(c)	The provisions of this Section shall apply until the Final Discharge Date.

11.5	Creditors’ and Debtors’ Actions

Each Creditor and Debtor shall, at the sole costs and expenses of the Borrower:

(a)	do all things that the Security Agent requests in order to give effect to this Section (which shall include the execution of any assignments, transfers, releases or other documents that the Security Agent may consider to be necessary to give effect to the releases or Disposals contemplated by this Section); and

(b)	if the Security Agent is not entitled to take any of the actions contemplated by this Section or if the Security Agent requests that any Creditor or Debtor take any such action, take such action itself in accordance with the instructions of the Security Agent, provided that the proceeds of those Disposals, the Acquisition Proceeds and the Net Insurance/Condemnation Proceeds are applied in accordance with Section 11.1, Section 11.2 or Section 11.3, as the case may be.

12.	APPLICATION OF PROCEEDS

12.1	Order of Application

Subject to Section 12.2, all proceeds and amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Debt Document after a Distress Event or in connection with the realization or enforcement of all or any part of the Transaction Security (for the purposes of this Section, the “Recoveries”) shall be held by the Security Agent and applied at any time, to the extent permitted by applicable law (and subject to the provisions of this Section), in the following order of priority:

(a)	first, in discharging any amounts due and payable to the Security Agent, or any Receiver or any Delegate;

(b)	second, in payment of all costs and expenses incurred by the Facility Agent or any Primary Creditor in connection with any realization or enforcement of the Transaction Security taken in accordance with the terms of this Agreement or any action taken at the request of the Security Agent under Section 7.5;

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(c)	third, in payment to:

(i)	the Facility Agent on its own behalf and on behalf of the Senior Lenders; and

(ii)	the Mandated Lead Arrangers and the Lead Arranger; and

(iii)	the Senior Hedge Counterparties

for application towards the discharge of:

(A)	the Agent Liabilities, the Arranger Liabilities and the Senior Lender Liabilities (in accordance with the terms of the Credit Documents); and

(B)	the Senior Hedging Liabilities (on a pro rata basis between the Senior Hedging Liabilities of each Senior Hedge Counterparty);

on a pro rata basis between paragraph (A) above and paragraph (B) above;

(d)	fourth, if none of the Debtors is under any further actual or contingent liability under any Credit Document or Senior Hedging Agreement, in payment to any Person to whom the Security Agent is obliged to pay in priority to any Debtor; and

(e)	finally, the balance, if any, in payment to the relevant Debtor.

12.2	Prospective Liabilities

Following a Distress Event, the Security Agent may, in its discretion, hold any proceeds of the Recoveries in an interest bearing account in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall determine (the interest being credited to the relevant account) for later application under Section 12.1 in respect of:

(a)	any amount due to any Security Agent, any Receiver or any Delegate; and

(b)	any part of the Liabilities, the Agent Liabilities or the Arranger Liabilities,

that the Security Agent reasonably considers, in each case, might become due and payable at any time in the future.

12.3	Investment of Proceeds

Prior to the application of the proceeds of the Security Property in accordance with Section 12.1, the Security Agent shall (to the extent practicable) hold all or part of those proceeds in an interest bearing account in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall determine (the interest being credited to the relevant account) pending the application from time to time of those funds in the Security Agent’s discretion in accordance with the provisions of this Section.

12.4	Currency Conversion

(a)	For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may, at any time and from time to time, convert any proceeds received, recovered or held by the Security Agent from one currency to another, at the Security Agent’s Spot Rate of Exchange.

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(b)	The obligations of any Debtor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

12.5	Permitted Deductions

The Security Agent shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet; and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) that it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Taxes that may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Debt Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

12.6	Good Discharge

(a)	Any payment to be made in respect of the Secured Obligations by the Security Agent:

(i)	may be made to the Facility Agent on behalf of the Senior Lenders; or

(ii)	shall be made directly to the Mandated Lead Arrangers and the Lead Arranger; or

(iii)	shall be made directly to the Senior Hedge Counterparties,

and any payment made in such way shall be a good discharge, to the extent of such payment, by the Security Agent.

(b)	The Security Agent is under no obligation to make the payments to the Facility Agent, the Mandated Lead Arrangers, the Lead Arranger or the Senior Hedge Counterparties under paragraph (a) of this Section in the same currency as such in which the Liabilities owing to the relevant Secured Party are denominated.

12.7	Calculation of Amounts

For the purpose of calculating any Person’s share of any amount payable to or by it, the Security Agent shall be entitled to:

(a)	notionally convert the Liabilities owed to any Person into a common base currency (decided in its discretion by the Security Agent), that notional conversion to be made at the spot rate at which the Security Agent is able to purchase the notional base currency with the actual currency of the Liabilities owed to such Person at the time at which such calculation is to be made; and

(b)	assume that all proceeds received or recovered as a result of the enforcement or realization of the Security Property are applied in discharge of the Liabilities in accordance with the terms of the Debt Documents under which those Liabilities arose.

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13.	THE SECURITY AGENT

13.1	Agency Role

(a)	The Security Agent shall hold the Security Property for the benefit of the Secured Parties on the terms contained in this Agreement.

(b)	Each of the parties to this Agreement agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Security Documents to which the Security Agent is or is expressed to be a party (and no others shall be implied).

13.2	[Intentionally Omitted]

13.3	No Independent Power

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents (other than the Credit Agreement) in respect of the Transaction Security, except through the Security Agent.

13.4	Instructions to Security Agent and Exercise of Discretion

(a)	Subject to paragraphs (d) and (e) below, the Security Agent shall act in accordance with any directions given to it by the Majority Primary Creditors or, if so directed by the Majority Primary Creditors, refrain from exercising any right, power, authority or discretion vested in it as Security Agent and shall be entitled to assume that (i) any directions received by it from an Agent, the Creditors or a group of Creditors are duly given in accordance with the terms of the Debt Documents; and (ii) unless it has received actual notice of revocation, that those directions have not been revoked.

(b)	The Security Agent shall be entitled to request directions, or clarification of any direction, from the Majority Primary Creditors as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Agent may refrain from acting unless and until those directions or clarification are received by it.

(c)	Save as provided in Section 10, any directions given to the Security Agent by the Majority Primary Creditors shall override any conflicting directions given by any other Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where this Agreement requires the Security Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision that protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including the provisions set forth in Sections 13.6 to Section 13.18;

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(iv)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of Section 11.1, Section 12.2 and Section 12.5.

(e)	If giving effect to directions given by the Majority Primary Creditors would (in the Security Agent’s opinion) have an effect equivalent to an Intercreditor Amendment, the Security Agent shall not act in accordance with those directions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of such Intercreditor Amendment.

(f)	In exercising any discretion to exercise a right, power or authority under this Agreement where either:

(i)	the Security Agent has not received any direction from the Majority Primary Creditors as to the exercise of such discretion; or

(ii)	the exercise of such discretion is subject to paragraph (d)(iv) above,

the Security Agent shall do so having regard to the interests of all the Secured Parties.

13.5	Security Agent’s Actions

Without prejudice to the provisions of Section 10 and Section 13.4, the Security Agent may (but shall not be obliged to), in the absence of any directions to the contrary, take such action in the exercise of any of its powers and duties under the Debt Documents as it considers in its discretion to be appropriate.

13.6	Security Agent’s Discretions

The Security Agent may:

(a)	assume (unless it has received actual notice to the contrary from a Hedge Counterparty or from the Facility Agent) that (i) no Default or Event of Default has occurred and no Debtor is in breach of or default under its obligations under any of the Debt Documents; and (ii) any right, power, authority or discretion vested by any Debt Document in any Person has not been exercised;

(b)	if it receives any instructions or directions under Section 10 to take any action in relation to the Transaction Security, assume that all applicable conditions under the Debt Documents for taking such action have been satisfied;

(c)	engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security Agent or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(d)	rely upon any communication or document believed by it to be genuine and, as to any matters of fact that might reasonably be expected to be within the knowledge of a Secured Party, any Creditor or a Debtor, upon a certificate signed by or on behalf of such Person; and

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(e)	refrain from acting in accordance with the instructions of any Party (including bringing any legal action or proceeding arising out of or in connection with the Debt Documents) until it has received any indemnification or security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities that it may incur in so acting.

13.7	Security Agent’s Obligations

The Security Agent shall promptly:

(a)	copy to the Facility Agent and each Senior Hedge Counterparty the contents of any notice or document received by it from any Debtor under any Debt Document;

(b)	forward to a Party the original or a copy of any document that is delivered to the Security Agent for such Party by any other Party, and except where a Debt Document expressly provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party;

(c)	inform the Facility Agent and each Senior Hedge Counterparty of the occurrence of any Default, Event of Default or any default by a Debtor in the due performance of or compliance with its obligations under any Debt Document of which the Security Agent has received notice from any other Party; and

(d)	to the extent that a Party (other than the Security Agent) is required to calculate a Common Currency Amount, and upon a request by such Party, notify such Party of the relevant Security Agent’s Spot Rate of Exchange.

13.8	Excluded Obligations

Notwithstanding anything to the contrary expressed or implied in the Debt Documents, the Security Agent shall not:

(a)	be bound to enquire as to (i) whether or not any Default or Event of Default has occurred; or (ii) the performance, default or any breach by a Debtor of its obligations under any of the Debt Documents;

(b)	be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(c)	be bound to disclose to any other Person (including to any Secured Party) (i) any confidential information; or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any applicable law or be a breach of contractual obligation or fiduciary duty; or

(d)	have or be deemed to have any relationship of trust or agency with any Debtor.

13.9	Exclusion of Liability

None of the Security Agent, any Mandated Lead Arranger, the Lead Arranger, any Receiver or any Delegate shall accept responsibility or be liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent or any other Person in or in connection with any Debt Document or the transactions contemplated in the Debt Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document;

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(b)	the legality, validity, effectiveness, adequacy or enforceability of any Debt Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(c)	any losses to any Person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Debt Documents, the Security Property or otherwise, whether in accordance with an instruction from the Majority Primary Creditors or otherwise unless directly caused by its gross negligence or willful misconduct;

(d)	the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Debt Documents, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Debt Documents or the Security Property; or

(e)	any shortfall that arises on the enforcement or realization of the Security Property.

13.10	No Proceedings

No Party (other than the Security Agent, such Receiver or such Delegate) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by such officer, employee or agent in relation to any Debt Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Section.

13.11	Own Responsibility

Without affecting the responsibility of any Debtor for information supplied by it or on its behalf in connection with any Debt Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Debt Document including:

(a)	the financial condition, status and nature of each Group Member;

(b)	the legality, validity, effectiveness, adequacy and enforceability of any Debt Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

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(c)	whether such Secured Party has recourse, and the nature and extent of such recourse, against any Party or any of its respective assets under or in connection with any Debt Document, the Security Property, the transactions contemplated by the Debt Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(d)	the adequacy, accuracy or completeness of any information provided by the Security Agent or by any other Person under or in connection with any Debt Document, the transactions contemplated by any Debt Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document; and

(e)	the right or title of any Person in or to, or the value or sufficiency of any part of the Collateral or other Security Property, the priority of any of the Transaction Security or the existence of any Lien affecting the Collateral, and each Secured Party represents and warrants to each other Secured Party that it has not relied on and will not at any time rely on such Secured Party in respect of any of these matters.

13.12	No Responsibility to Perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Debtor to any Security Property;

(b)	obtain any license, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Debt Documents or the Transaction Security;

(c)	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any Person of the execution of any of the Debt Documents or of the Transaction Security;

(d)	take, or to require any of the Debtors to take, any steps to perfect its title to any of the Collateral or to render the Transaction Security effective or to secure the creation of any ancillary Security under the applicable laws of any jurisdiction; or

(e)	require any further assurances in relation to any of the Security Documents;

except to the extent of its own gross negligence or willful misconduct.

13.13	Insurance by Security Agent

(a)	The Security Agent shall not be under any obligation to insure any Security Property, to require any other Person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Debt Documents. The Security Agent shall not be responsible for any loss that may be suffered by any Person as a result of the lack of or inadequacy of any such insurance.

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(b)	Where the Security Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss that may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Primary Creditors shall have requested it to do so in writing and the Security Agent shall have failed to do so within thirty (30) days after receipt of such request.

13.14	Custodians and Nominees

The Security Agent may appoint and pay any Person to act as a subagent or nominee on any terms in relation to any assets as the Security Agent may determine, and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any Person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any Person.

13.15	Acceptance of Title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Debtors may have to any of its assets and shall not be liable for or bound to require any Debtor to remedy any defect in its right or title.

13.16	Refrain from Illegality

Notwithstanding anything to the contrary expressed or implied in the Debt Documents, the Security Agent may refrain from doing anything that in its opinion would or may be contrary to any relevant applicable law of any jurisdiction, and the Security Agent may do anything that is, in its opinion, necessary to comply with any such applicable law.

13.17	Business with the Debtors

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Debtors.

13.18	Final Release of Transaction Security

If the Final Discharge Date has occurred (as confirmed to the Security Agent in writing by the Facility Agent and each Hedge Counterparty, such confirmation to be given by the Facility Agent and each Hedge Counterparty promptly), the Security Agent and, if required, each other Secured Party shall release (at the request and at the sole costs and expenses of the Debtors), without any recourse, representation or warranty, all of the Transaction Security.

14.	CHANGE OF SECURITY AGENT AND DELEGATION

14.1	Resignation of the Security Agent

(a)	The Security Agent may resign or be removed, and a successor Security Agent may be appointed, in accordance with Section 9.7 of the Credit Agreement.

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(b)	If the Majority Primary Creditors have not appointed a successor Security Agent within thirty (30) days after the notice of resignation was given, the Security Agent (after consultation with the Facility Agent) may appoint a successor Security Agent.

(c)	The Security Agent’s resignation shall only take effect upon (i) the appointment of a successor and (ii) the transfer (at the cost of the Borrower) of all of the Security Property to such successor.

(d)	Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Debt Documents (other than its obligations under Section 13.18 and under paragraph (c) above) but shall, in respect of any act or omission by it whilst it was the Security Agent, remain entitled to the benefit of Sections 13, 17.1 and 17.3. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

14.2	Delegation

(a)	Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any Person for any period, all or any of the rights, powers and discretions vested in it by any of the Debt Documents.

(b)	Such delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, such Receiver or such Delegate (as the case may be) may, in its discretion, determine to be in the interests of the Secured Parties, and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any delegate or sub-delegate.

14.3	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any Person to act as a subagent (i) if it considers such appointment to be in the interests of the Secured Parties; or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions that the Security Agent deems to be relevant; or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Borrower and the Facility Agent of such appointment.

(b)	Any Person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)	Any remuneration that the Security Agent may pay to such Person, and any costs and expenses (together with any applicable VAT) incurred by such Person in performing its functions pursuant to such appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent; provided that the Borrower shall only be obligated to pay such remuneration, costs or expenses to the extent it does not result in the Borrower paying any amount in excess of amounts it would be required to pay to the Security Agent under the terms of the Credit Documents.

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15.	CHANGES TO THE PARTIES

15.1	Assignments and Transfers

No Party may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Debt Documents or the Liabilities except as permitted by this Section.

15.2	[Intentionally Omitted]

15.3	Change of Senior Lender

A Senior Lender may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Debt Documents or the Liabilities if such assignment or transfer is in accordance with the terms of the Credit Agreement.

15.4	Change of Hedge Counterparty

A Hedge Counterparty may (in accordance with the terms of the relevant Hedging Agreement and subject to any consent required under such Hedging Agreement) transfer any of its rights and benefits or obligations in respect of the Hedging Agreements to which it is a party if any transferee has (if not already party to this Agreement as a Hedge Counterparty) acceded to this Agreement as a Hedge Counterparty pursuant to Section 15.8.

15.5	Change of Agent

No Person shall become an Agent unless at the same time, it accedes to this Agreement as an Agent, pursuant to Section 15.8.

15.6	Change of Intra-Group Lender

Subject to Section 5.4 and to the terms of the other Debt Documents, any Intra-Group Lender may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of the Intra-Group Liabilities to another Group Member if:

(a)	the assignment (or the intercompany debt that would result therefrom) is permitted under the Credit Agreement; or

(b)	the prior written consent of the Majority Primary Creditors is obtained, and,

in each case, such Group Member has (if not already party to this Agreement as an Intra- Group Lender) acceded to this Agreement as an Intra-Group Lender, pursuant to Section 15.8.

15.7	New Intra-Group Lender

The Borrower shall ensure that each Offshore Group Member becomes a party to this Agreement as an Intra-Group Lender pursuant to Section 15.8 within forty-five (45) days (or such longer time as specified in any Credit Document) of the date on which such Person becomes an Offshore Group Member.

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15.8	Creditor/Agent Accession Undertaking

No Hedge Counterparty shall be entitled to share in any of the Transaction security or any rights or benefit under this Agreement unless it has acceded to this Agreement as a Hedge Counterparty pursuant to this Section 15.8.

With effect from the date of acceptance by the Security Agent of a Creditor/Agent Accession Undertaking duly executed and delivered to the Security Agent by the relevant acceding party or, if later, the date specified in such Creditor/Agent Accession Undertaking:

(a)	any Party ceasing entirely to be a Creditor or Agent shall be discharged from further obligations towards the other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights that arose prior to such date); and

(b)	as from such date, the replacement or new Creditor or Agent shall assume the same obligations, and become entitled to the same rights, as if it had been an original Party to this Agreement in such capacity.

15.9	New Debtor

(a)	The Borrower shall ensure that each Offshore Group Member becomes a party to this Agreement as a Debtor within forty-five (45) days (or such longer time as specified in any Credit Document) of the date on which such Person becomes an Offshore Group Member.

(b)	With effect from the date of acceptance by the Security Agent of a Debtor Accession Letter duly executed and delivered to the Security Agent by the new Debtor or, if later, the date specified in the Debtor Accession Letter, the new Debtor shall assume the same obligations and become entitled to the same rights as if it had been an original Party to this Agreement as a Debtor.

15.10	Additional parties

(a)	Each of the Parties appoints the Security Agent to receive on its behalf each Debtor Accession Letter and Creditor/Agent Accession Undertaking delivered to the Security Agent and the Security Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it, sign and accept the same if it appears on its face to have been completed, executed and, where applicable, delivered in the form contemplated by this Agreement or, where applicable, by the Credit Agreement.

(b)	The Security Agent shall only be obliged to sign and accept a Debtor Accession Letter in respect of any Primary Creditor Liabilities received by it once it is satisfied that it has complied with all necessary “know your customer” or similar other checks under all applicable laws in relation to the accession by the prospective party to this Agreement.

(c)	Each Party shall promptly upon the request of the Security Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Security Agent (for itself) from time to time in order for the Security Agent to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws pursuant to the transactions contemplated in the Credit Documents.

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15.11	Resignation of a Guarantor

The Facility Agent shall not release all or any Guarantors from the Guaranty except in accordance with Section 10.5 of the Credit Agreement.

16.	COSTS AND EXPENSES

The Borrower shall pay the Security Agent the amounts required pursuant to Section 10.2 of the Credit Agreement.

17.	INDEMNITIES

17.1	Borrower’s Indemnity

The Borrower shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability (together with any applicable VAT) incurred by any of them in accordance with Section 10.3 of the Credit Agreement.

The Borrower expressly acknowledges and agrees that the continuation of its indemnity obligations under Section 10.3 of the Credit Agreement shall not be prejudiced by any release or Disposal under Section 11.2 taking into account the operation of such Section 11.2.

17.2	Priority of Indemnity

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Collateral or other Security Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in Section 17.1 and shall have a Lien on the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

17.3	Primary Creditors’ Indemnity

(a)	Each Primary Creditor shall (in the proportion that the Liabilities due to it bears to the aggregate of the Liabilities due to all the Primary Creditors for the time being (or, if the Liabilities due to each of those Primary Creditors is zero, immediately prior to their being reduced to zero)) severally indemnify the Security Agent and every Receiver and every Delegate against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or willful misconduct) in acting as Security Agent, Receiver or Delegate under the Debt Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by a Debtor pursuant to a Debt Document) and the Debtors shall jointly and severally indemnify each Primary Creditor against any payment made by it under this Section.

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(b)	For the purposes only of paragraph (a) above, to the extent that any hedging transaction under a Senior Hedging Agreement has not been terminated or closed-out, the Senior Hedging Liabilities due to any Senior Hedge Counterparty in respect of such hedging transaction shall be deemed to be the amount, if any, that would be payable to it under such Senior Hedging Agreement in respect of those hedging transactions, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); that amount to be certified by the relevant Senior Hedge Counterparty and as calculated in accordance with the relevant Senior Hedging Agreement.

18.	INFORMATION

18.1	Information and Dealing

(a)	The Creditors shall provide to the Security Agent from time to time (through the Facility Agent in the case of a Senior Lender) any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as security agent.

(b)	Each Senior Lender shall deal with the Security Agent exclusively through the Facility Agent and the Hedge Counterparties shall deal directly with the Security Agent and shall not deal through the Facility Agent.

(c)	No Agent shall be under any obligation to act as agent or otherwise on behalf of any Hedge Counterparty except as expressly provided for in, and for the purposes of, this Agreement.

18.2	Disclosure

Subject to the confidentiality provisions under Section 10.17 of the Credit Agreement, each of the Debtors and the Intra-Group Lenders consents to the disclosure by any of the Primary Creditors, the Facility Agent, the Mandated Lead Arrangers, the Lead Arranger and the Security Agent to such other Person (whether or not through the Facility Agent or the Security Agent) of such information concerning the Debtors and the Intra-Group Lenders as any Primary Creditor, the Facility Agent, the Mandated Lead Arrangers, the Lead Arranger or the Security Agent shall determine. By executing a Creditor/Agent Accession Undertaking and becoming a Party hereunder, each Senior Hedge Counterparty agrees to be bound by the confidentiality provisions under Section 10.17 of the Credit Agreement.

18.3	Notification of Prescribed Events

(a)	If an Event of Default either occurs or ceases to be continuing the Facility Agent shall, upon becoming aware of such occurrence or cessation, notify the Security Agent and the Security Agent shall, upon receiving such notification, notify each Senior Hedge Counterparty.

(b)	If an Acceleration Event occurs the Facility Agent shall notify the Security Agent and the Security Agent shall, upon receiving such notification, notify each other Party.

(c)	If the Security Agent enforces, or takes formal steps to enforce, any of the Transaction Security it shall notify each Party of such action.

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(d)	If any Primary Creditor exercises any right it may have to enforce, or to take formal steps to enforce, any of the Transaction Security it shall notify the Security Agent and the Security Agent shall, upon receiving such notification, notify each Party of such action.

(e)	If a Debtor defaults on any Payment due under a Hedging Agreement, the Hedge Counterparty that is party to such Hedging Agreement shall, upon becoming aware of such default, notify the Security Agent and the Security Agent shall, upon receiving such notification, notify the Facility Agent and each other Hedge Counterparty.

(f)	If a Senior Hedge Counterparty terminates or closes out, in whole or in part, any hedging transaction under any Senior Hedging Agreement under Section 4.10 it shall notify the Security Agent and the Security Agent shall, upon receiving such notification, notify the Facility Agent and each other Senior Hedge Counterparty.

(g)	If a Mandatory Prepayment is waived the Facility Agent shall notify the Security Agent of the amount of the Mandatory Prepayment waived and the Security Agent shall, upon receiving such notification, notify each Senior Hedge Counterparty.

(h)	If any of the Term Loan Exposure are to be reduced (whether by way of repayment, prepayment, cancellation or otherwise), and such reduction will result in a Hedge Excess, then the Borrower shall notify each Hedge Counterparty of:

(i)	the date and amount of such proposed reduction; and

(ii)	any Hedge Excess that would result from such proposed reduction and such Hedge Counterparty’s Hedge Proportion (if any) of such Hedge Excess.

19.	NOTICES

19.1	Communications in Writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

19.2	Security Agent’s communications with Senior Lenders and Hedge Counterparties

The Security Agent shall be entitled to carry out all dealings:

(a)	with the Senior Lenders, the Mandated Lead Arrangers and the Lead Arranger through the Facility Agent and may give to the Facility Agent, as applicable, any notice or other communication required to be given by the Security Agent to a Senior Lender, a Mandated Lead Arranger or the Lead Arranger; and

(b)	with each Hedge Counterparty directly with such Hedge Counterparty.

19.3	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement shall be as set forth in the Credit Agreement (or in the case of each Hedge Counterparty, as notified in writing to the Security Agent on or prior to the date on which it becomes a Party), or any document delivered in connection therewith, or any substitute address, fax number or department or officer as the Party may notify to the Security Agent (or the Security Agent may notify to the other Parties, if a change is made by the Security Agent) by not less than three (3) Business Days’ prior notice.

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19.4	Delivery

(a)	Any communication or document made or delivered by one Person to another under or in connection with this Agreement shall only be effective as set forth in Section 10.1 of the Credit Agreement.

(b)	Any communication or document made or delivered to the Debtors may be made or delivered to the Borrower for its own account and for the account of the Debtors. For such purpose each Debtor appoints the Borrower as its agent of receipt.

19.5	Notification of Address and Fax Number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Section 19.3 or changing its own address or fax number, the Security Agent shall notify the other Parties.

19.6	Electronic Communication

Any communication to be made between the Security Agent and the Facility Agent, a Mandated Lead Arranger, the Lead Arranger, a Senior Lender or a Hedge Counterparty under or in connection with this Agreement may be made by electronic mail or other electronic means, pursuant to the terms of Section 10.1(b) of the Credit Agreement.

19.7	Language

(a)	Any notice given under or in connection with this Agreement shall be in English.

(b)	All other documents provided under or in connection with this Agreement shall be:

(i)	in English; or

(ii)	if not in English, and if so required by the Security Agent, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a constitutional, statutory or other official document.

20.	PRESERVATION

20.1	Partial Invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any applicable law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the applicable law of any other jurisdiction shall in any way be affected or impaired.

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20.2	No Impairment

If, at any time after its date, any provision of a Debt Document (including this Agreement) is not binding on or enforceable in accordance with its terms against a Person expressed to be a party to such Debt Document, neither the binding nature nor the enforceability of such provision or any other provision of such Debt Document shall be impaired as against the other parties to such Debt Document.

20.3	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under this Agreement shall operate as a waiver of any such right or remedy. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by applicable law.

20.4	Waiver of Defenses

The provisions of this Agreement shall not be affected by an act, omission, matter or thing that, but for this Section, would reduce, release or prejudice the subordination and priorities expressed to be created by this Agreement including (whether or not known to any Party):

(a)	any time, waiver or consent granted to, or composition with, any Debtor or other Person;

(b)	the release of any Debtor or any other Person under the terms of any composition or arrangement with any creditor of any Group Member;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Debtor or other Person or any non presentation or non observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Debtor or other Person;

(e)	any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Debt Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any Person under any Debt Document or any other document or security;

(g)	any intermediate Payment of any of the Liabilities owing to the Primary Creditors in whole or in part; or

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(h)	any Bankruptcy Event or similar proceeding.

20.5	Priorities not Affected

Except as otherwise expressly provided in this Agreement, the priorities referred to in Section 2 shall:

(a)	not be affected by any reduction or increase in the principal amount secured by the Transaction Security in respect of the Liabilities owing to the Primary Creditors or by any intermediate reduction or increase in, amendment or variation to any of the Debt Documents, or by any variation or satisfaction of, any of the Liabilities or any other circumstances;

(b)	apply regardless of the order in which or dates upon which this Agreement and the other Debt Documents are executed or registered or notice of them is given to any Person; and

(c)	secure the Liabilities owing to the Primary Creditors in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding.

21.	CONSENTS, AMENDMENTS AND OVERRIDE

21.1	Required Consents

(a)	Subject to paragraph (b) below, to Section 21.4 and to Section 21.5, this Agreement may be amended, waived or modified (a “proposed change”) only with the consent of the Facility Agent, the Security Agent and the Majority Primary Creditors.

(b)	A proposed change that has the effect of changing or that relates to:

(i)	Section 9, Section 12 or this Section;

(ii)	paragraphs (d)(iii), (e) and (f) of Section 13.4;

(iii)	the order of priority or subordination under this Agreement; or

(iv)	the definition of “Majority Primary Creditors,”

shall not be made without the consent of:

(A)	the Facility Agent;

(B)	the Senior Lenders;

(C)	each Hedge Counterparty (to the extent that the proposed change would adversely affect the Hedge Counterparty); and

(D)	the Security Agent.

21.2	Amendments and Waivers: Collateral Documents

Subject to Section 21.4 and Section 3.2 and unless the provisions of any Debt Document expressly provide otherwise, the Security Agent may, if authorized by the Majority Primary Creditors, and if the Borrower (including in its capacity as Obligors’ Agent) consents, amend the terms of, waive any of the requirements of or grant consents under, any of the Security Documents (other than each guaranty) that shall be binding on each Party.

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21.3	Effectiveness

Any proposed change made in accordance with this Section shall be binding on all Parties, and the Facility Agent may effect, on behalf of the Security Agent, Mandated Lead Arrangers, Lead Arranger or Creditors, any proposed change permitted by this Section.

21.4	Exceptions

(a)	Subject to paragraphs (c) and (d) below, if a proposed change would impose new or additional obligations on or withdraw or reduce the rights of any Party other than:

(i)	in the case of a Primary Creditor, in a way that affects or would affect Primary Creditors of such Party’s class generally; or

(ii)	in the case of a Debtor, to the extent consented to by the Borrower under Section 21.2,

the consent of such Party shall be required to effect such proposed change.

(b)	Subject to paragraphs (c) and (d) below, a proposed change that relates to the rights or obligations of the Facility Agent, a Mandated Lead Arranger, the Lead Arranger, the Security Agent (including any ability of the Security Agent to act in its discretion under this Agreement) or a Hedge Counterparty may not be effected without the consent of the Facility Agent or, as the case may be, such Mandated Lead Arranger, the Lead Arranger, the Security Agent or such Hedge Counterparty.

(c)	Neither paragraph (a) nor (b) above shall apply:

(i)	to any release of Transaction Security, claim or Liabilities; or

(ii)	to any consent

that, in each case, the Security Agent gives in accordance with Section 11.

(d)	Paragraphs (a) and (b) above shall apply to a Mandated Lead Arranger and the Lead Arranger only to the extent such Arranger Liabilities are then owed to such Mandated Lead Arranger or the Lead Arranger.

21.5	Snooze/Lose

If in relation to:

(a)	a request for a proposed change in relation to any of the terms of this Agreement;

(b)	a request to participate in any other vote of Primary Creditors under the terms of this Agreement;

(c)	a request to approve any other action under this Agreement; or

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(d)	a request to provide any confirmation or notification under this Agreement (each of the foregoing, a “proposed action”),

any Primary Creditor does not deliver to the Facility Agent an acceptance or rejection of the proposed action within twenty (20) Business Days (or such longer period as is agreed by the Borrower and the Facility Agent in relation to any proposed action) after the date the Borrower or any Party delivers a written request for a proposed action to the Facility Agent (or if any additional information that would reasonably be expected to be material to a Primary Creditor’s decision concerning a proposed action is requested from the Borrower by the Facility Agent during such twenty (20) Business Day period, then such period shall instead end twenty (20) Business Days from the date on which the Facility Agent has received all such material information so requested from the Borrower); then such Primary Creditor’s Credit Participation shall not be included for the purpose of calculating whether a certain percentage of Credit Participation has been obtained to approve an proposed action; provided that for the foregoing to be effective, the proposed action shall contain a reference to this Section and note that the Credit Participation of any Primary Creditor that does not deliver to the Facility Agent an acceptance or rejection of the proposed action within twenty (20) Business Days will not be included for the purpose of calculating whether a certain percentage of Credit Participation has been obtained to approve the applicable proposed action.

21.6	Disenfranchisement of Defaulting Lenders and Impaired Hedge Counterparties

Any Defaulting Lender (during any Default Period with respect to such Defaulting Lender) or Impaired Hedge Counterparty (during any period in which a Hedge Counterparty is a Impaired Hedge Counterparty), shall be deemed not to be a Primary Creditor in ascertaining:

(a)	the Majority Primary Creditors; or

(b)	whether:

(i)	any relevant percentage (including, for the avoidance of doubt, unanimity) of Credit Participations; or

(ii)	the agreement of any specified group of Primary Creditors

has been obtained to approve any request for a proposed action or to carry any other vote or approve any action under this Agreement.

21.7	Calculation of Credit Participations and Amounts as between Primary Creditors

(a)	For the purpose of ascertaining whether any relevant percentage of Credit Participations has been obtained under this Agreement, the Facility Agent shall notionally convert the Credit Participations into their Common Currency Amounts.

(b)	For the purpose of the Security Agent applying amounts between Primary Creditors on a pro rata basis pursuant to Section 12.1 or otherwise, the Facility Agent shall notionally convert the amounts owing to such Primary Creditors into their Common Currency Amounts.

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21.8	Deemed Consent

If, at any time prior to the Senior Lender Discharge Date, the Senior Lenders give a Consent in respect of the Credit Documents then, if such action was permitted by the terms of this Agreement, the Intra-Group Lenders and the Borrower shall (or shall be deemed to):

(a)	give a corresponding Consent in equivalent terms in relation to each of the Debt Documents to which they are a party; and

(b)	do all such acts (including executing any document) that the Senior Lenders may reasonably require to give effect to paragraph (a) of this Section.

21.9	Excluded Consents

Section 21.8 does not apply to any Consent that has the effect of:

(a)	increasing or decreasing the Liabilities;

(b)	changing the basis upon which any Permitted Payments are calculated (including the timing, currency or amount of such Payments); or

(c)	changing the terms of this Agreement or of any Security Document.

21.10	No Liability

None of the Finance Parties shall be liable to any other Creditor or to any Debtor for any Consent given or deemed to be given under this Section.

22.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Delivery of an executed counterpart of a signature page of this Agreement (and each amendment hereto or waiver granted in respect hereof) by fax or any other electronic means (including e-mail) that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, amendment or waiver.

23.	GOVERNING LAW

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES ARISING HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, U.S.A., WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

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24.	ENFORCEMENT

24.1	Jurisdiction

(a)	ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, BOROUGH OF MANHATTAN, UNITED STATES OF AMERICA. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

24.2	Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS HEREUNDER OR THEREUNDER OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTION HEREUNDER OR UNDER THE OTHER CREDIT DOCUMENTS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TERM LOANS MADE THEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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24.3	Third Party Beneficiaries

No Person that is not a party hereto shall have any right to enforce or enjoy any benefit provided hereunder, except for any indemnified party or as otherwise expressly provided herein or in any other Credit Document.

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed and delivered by its respective Authorized Officer as of the date first written above.

HOME INNS & HOTELS MANAGEMENT INC. as Borrower

By:	/s/ May Yihong Wu
Name:	May Yihong Wu
Title:	Chief Strategy Officer

HOME INNS & HOTELS MANAGEMENT INC. as Debtor and Intra-Group Lender

By:	/s/ May Yihong Wu
Name:	May Yihong Wu
Title:	Chief Strategy Officer

HOME INNS & HOTELS MANAGEMENT (HONG KONG) LIMITED as Debtor and Intra-Group Lender

By:	/s/ May Yihong Wu
Name:	May Yihong Wu
Title:	Director

YITEL HOTEL MANAGEMENT (HONG KONG) LIMITED as Debtor and Intra-Group Lender

By:	/s/ May Yihong Wu
Name:	May Yihong Wu
Title:	Director

HONG KONG AI HOME HOTEL INVESTMENT LIMITED as Debtor and Intra-Group Lender

By:	/s/ May Yihong Wu
Name:	May Yihong Wu
Title:	Director

SIGNATURE PAGE TO

INTERCREDITOR AGREEMENT

BNP PARIBAS HONG KONG BRANCH as Facility Agent

By:	/s/ Mary Loo
Name:	Mary Loo
Title:	Manager
Regional Agency, Hong Kong

By:	/s/ Didier Leblanc
Name:	Didier Leblanc
Title:	Managing Director, Head of Loan
Syndication, Acquisition & Leveraged Finance, Asia Pacific

BNP PARIBAS HONG KONG BRANCH as Security Agent

By:	/s/ Mary Loo
Name:	Mary Loo
Title:	Manager Regional Agency, Hong Kong

By:	/s/ Didier Leblanc
Name:	Didier Leblanc
Title:	Managing Director, Head of Loan
Syndication, Acquisition & Leveraged Finance, Asia Pacific

BNP PARIBAS HONG KONG BRANCH as Mandated Lead Arranger

By:	/s/ Pierre Joseph Costa
Name:	Pierre Joseph Costa
Title:	Regional Head for Asia Pacific & Japan, Structured Finance

SIGNATURE PAGE TO

INTERCREDITOR AGREEMENT

By:	/s/ Didier Leblanc
Name:	Didier Leblanc
Title:	Managing Director, Head of Loan
Syndication, Acquisition & Leveraged Finance, Asia Pacific

SIGNATURE PAGE TO

INTERCREDITOR AGREEMENT

CHINATRUST COMMERCIAL BANK, LTD. as Mandated Lead Arranger

By:	/s/ Charleen Sung
Name:	Charleen Sung
Title:	Chief Country Officer, Hong Kong Branch

SIGNATURE PAGE TO

INTERCREDITOR AGREEMENT

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as Mandated Lead Arranger

By:	/s/ Dominique Fournier
Name:	Dominique FOURNIER
Title:	Managing Director and Regional Head, Real Estate & Hotel Group, Structured Finance Asia

By:	/s/ Marlene Lam
Name:	Marlene LAM
Title:	Managing Director, Head of Hong Kong Corporate Group

[For Home Inns & Hotels Management Inc. Intercreditor Agreement]

SIGNATURE PAGE TO

INTERCREDITOR AGREEMENT

CREDIT SUISSE AG, SINGAPORE BRANCH as Mandated Lead Arranger

By:	/s/ James Wood
Name:	James Wood
Title:	Director, General Counsel Division

By:	/s/ Lim Soon Jin
Name:	Lim Soon Jin
Title:	Director

SIGNATURE PAGE TO

INTERCREDITOR AGREEMENT

JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH as Mandated Lead Arranger

By:	/s/ Sonia Li
Name:	Sonia Li
Title:	Managing Director

SIGNATURE PAGE TO

INTERCREDITOR AGREEMENT

NATIXIS, HONG KONG BRANCH as Mandated Lead Arranger

By:	/s/ Eva Fung
Name:	EVA FUNG
Title:	Head of Acquisition & Strategic Finance - Asia

NATIXIS, HONG KONG BRANCH as Mandated Lead Arranger

By:	/s/ Nicolas Farman
Name:	NICOLAS FARMAN
Title:	Director Acquisition & Strategic Finance - Asia

SIGNATURE PAGE TO

INTERCREDITOR AGREEMENT

SHINHAN ASIA LIMITED as Mandated Lead Arranger

By:	/s/ Chang-Soo Oh
Name:	Chang-Soo OH
Title:	CEO

SIGNATURE PAGE TO

INTERCREDITOR AGREEMENT

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED as Lead Arranger

By:	/s/ Spark Su
Name:	Spark Su
Title:	Head of Telecommunication, Technology and Industrial Section

By:	/s/ Wami Ha
Name:	Wami Ha
Title:	Head of Corporate Finance Section

SIGNATURE PAGE TO

INTERCREDITOR AGREEMENT